                                FILE NO. 2-27135
                                FILE NO. 811-1525

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        / / Pre Effective Amendment No.:
                       / / Post Effective Amendment No.:

                                   /X/ and/or

                   REGISTRATION STATEMENT UNDER THE INVESTMENT
                               COMPANY ACT OF 1940
                              /X/ Amendment No.: 26

                  ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B
                           (Exact Name of Registrant)

                           ALLSTATE ASSURANCE COMPANY
                           (Name of Insurance Company)

            3100 Sanders Road, Suite J5B, Northbrook, Illinois, 60062 (Address Of Insurance Company's Principal Executive Offices)

Insurance Company's Telephone Number (including area code):       (847) 402-5000

                            DIRECTOR OF THE ILLINOIS
                             DEPARTMENT OF INSURANCE
                           320 WEST WASHINGTON STREET
                           SPRINGFIELD, ILLINOIS 62767
                     (Name And Address Of Agent For Service)

Approximate Date of Proposed Public Offering:                           N/A


It is proposed that this filing will become effective (check appropriate box):

/ /immediately upon filing pursuant to Paragraph (b)
/ /pursuant to Paragraph (b)
/ /60 days after filing, pursuant to Paragraph (a)(i)
/X/on April 30, 2002, pursuant to Paragraph (a)
/ /75 days after filing, pursuant to Paragraph (a)(ii)
/ /on, pursuant to Paragraph (a)(ii) of Rule 485.

                  ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B

PAGE NO.     ITEM NO.    HEADING IN PROSPECTUS (PART A)

     1                   Cover Page
     2           2       Definitions
     2           3       Synopsis
     6           4       Condensed Financial Information
     8           5       Description of Insurance Company and the Separate
                         Account
     10          6       Management
     11          7       Deductions and Expenses
     14          8       Description of Contracts
     16          9       Annuity Period
     19          10      Death Benefit
     19          11      Purchases and Contract Value
     20          12      Redemptions
     21          13      Taxes
     29          14      Legal Proceedings

PAGE NO.     ITEM NO.    STATEMENT OF ADDITIONAL INFORMATION (PART B)

                         Cover Page
     ii          17      Table of Contents
     1           18      General Information and History of Insurance Company
                         and the Separate Account
     2           19      Investment Objectives and Policies
     3           20      Management
     5           21      Investment Advisory Services
     7           22      Brokerage Allocation
     9           24      Underwriters
     2           27      Financial Statements

PAGE NO.     ITEM NO.    OTHER INFORMATION  (PART C)

                         Cover Page
                 28(a)   Financial Statements and Exhibits
     1           28(b)   List of Exhibits
     3           29      Directors and Officers of the Insurance Company
     6           30      Persons Controlled by or under Common Control with
                         Registrant
     10          31      Number of Contract Owners
     10          32      Indemnification
     10          33      Business and Other Connections of Investment Advisers
     10          34      Principal Underwriters
     11          35      Location of Accounts and Records
     11          36      Management Services
     11          37      Undertakings

                           Allstate Assurance Company
                               Separate Account B

                                   PROSPECTUS
                                   ----------
                                 May 1, 2002(R)

NORTHBROOK, ILLINOIS

(847) 402-5000

                                       (R)

NORTHBROOK, ILLINOIS 60062

                                   PROSPECTUS

                  ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B
                           VARIABLE ANNUITY CONTRACTS
                                     SOLD BY
                           ALLSTATE ASSURANCE COMPANY
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 402-5000

This Prospectus describes the following Variable Annuity Contracts ("Contracts") offered by Allstate Assurance Company ("Company"). They are:

1.   Individual Single Purchase Payment Variable Annuity Contract ("Single")

2. Individual Flexible Installment Purchase Payment Variable Annuity Contracts ("Flexible")

3.   Individual Variable Annuity Contracts used to fund IRA's ("IRA")

4.   Individual Variable Annuity Contracts used to fund HR-10 Plans ("HR10")

5. Individual Variable Annuity Contracts used to fund Ind. 403(b) plans ("Ind 403(b)")

6.   Group Variable Annuity Contracts used to fund 403(b) plans ("Grp403(b)")

IMPORTANT NOTE: This Registration Statement is incomplete. It does not contain certain required financial information regarding the Adviser. The Administrator has been advised to accept additional premium payments under the Contracts until such time as the Registration Statement is complete.

Note: The public's offering of Contracts of Separate Account B and Separate Account C, which was subsequently merged with Separate Account B, was discontinued on February 1, 1984.

No further offering of Contracts of the Separate Accounts is made hereby.

The information contained herein is intended solely for the information and use of holders of contracts issued prior to February 1, 1984.

The purchase payments received pursuant to the Contracts are invested in Allstate Assurance Company Separate Account B ("Separate Account"), a separate account of the Company.

The primary investment objective of the Separate Account is long-term capital growth. The assets of the Separate Account will usually be invested in common stock. From time to time, management may decide to invest in preferred stock and debt obligations. When deemed necessary for defensive purposes, the Separate Account may hold short-term obligations, such as U.S. Government securities and certificates of deposit. The Contracts are subject to the risks associated with common stock investment and changing economic conditions. There can be no assurance that the investment objective will be attained.

This Prospectus sets forth information about the Contracts and the Separate Account that a prospective investor ought to know before investing. A Statement of Additional Information about the Company, the Separate Account and the Contracts has been filed with the Securities and Exchange Commission and is available, without charge, upon written or oral request received by the Company by calling Linda Daughetee at (800) 718-8824, or sending a written request to Allstate Assurance Company, c/o Susan Roth, UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee, 37402. Please refer to page 35 to examine the Table of Contents of the Statement of Additional Information.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Please read this Prospectus carefully and retain it for future reference. The date of this Prospectus is May 1, 2002. The date of the Statement of Additional Information is May 1, 2002.

                                   DEFINITIONS

Accumulation Unit--an accounting device used to determine the value of a contract before annuity payments begin. The value of the Accumulation Unit varies in accordance with the investment experience of the Separate Account.

Annuitant--the person or persons whose life determines the duration of annuity payments involving life contingencies.

Annuity--a series of payments generally for life or for life with specified minimums.

Annuity Commencement Date--the date on which annuity payments will begin.

Annuity Unit--an accounting device used to determine the amount of annuity payments.

Contract Owner--the person or entity with legal rights of ownership of the annuity contract.

Fixed Annuity--an annuity with payments fixed in amount throughout the annuity period.

Plan--an employer pension plan, profit sharing plan, or annuity purchase plan under which benefits are to be provided by the Variable Annuity Contracts described herein.

Purchase Payments--payments to the Company, after specific deductions, under an annuity contract.

Variable Annuity--an annuity providing for payments varying in amount in accordance with the investment experience of the Separate Account.

                                    SYNOPSIS

------------------------------------------------------------------------------------------------------------------------
                                  Single        Flexible         IRA            HR10            Ind           Grp
                                                                                              403(b)         403(b)
------------------------------------------------------------------------------------------------------------------------
Contract Owner
Transaction Expenses:
Sales Load Imposed on
Purchases (as a percentage
of purchase payments)                6%             8%             8%             8%             6%            6%
------------------------------------------------------------------------------------------------------------------------
Annual Expenses (as a
percentage of average net
assets):
Management Fees                     .5%            .5%           .5%             .5%            .5%           .5%
------------------------------------------------------------------------------------------------------------------------
Mortality and Expense
Risk Fees                           .7%            .7%           .7%             .7%            .7%           .7%
------------------------------------------------------------------------------------------------------------------------


Total Annual Expenses              1.2%           1.2%          1.2%            1.2%           1.2%          1.2%
------------------------------------------------------------------------------------------------------------------------

EXAMPLES

--------------------------------------------------------------------------------------------------------------------------
                               SINGLE                                   1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------------------------------
If you  surrender your contract at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------
If you annuitize at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------
If you do not surrender your contract:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                              FLEXIBLE                                  1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------------------------------
If you surrender your contract at the end of the applicable  time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------
If you annuitize at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------
If you do not surrender your contract:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                IRA                                     1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------------------------------
If you surrender your contract at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------
If you annuitize at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------
If you do not surrender your contract:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                HR10                                    1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------------------------------
If you surrender your contract at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------
If you annuitize at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------
If you do not surrender your contract:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $91.32      $115.24      $141.01       $214.42
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                             Ind.403(b)                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------------------------------
If you surrender your contract at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------
If you annuitize at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------
If you do not surrender your contract:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                             Grp.403(b)                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------------------------------
If you surrender your contract at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------
If you annuitize at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------
If you do not surrender your contract:
You would pay the following expenses on a $1,000 investment,
assuming 5% annual return on assets:                                    $71.56       $96.01      $122.34       $197.34
--------------------------------------------------------------------------------------------------------------------------


The Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown. This fee table is designed to summarize and illustrate all of the deductions and expenses described on pages 12 and 13 for the Contracts offered by this Prospectus. State premium taxes, as described on page 13, may also apply.

General Information:

The Separate Account is registered under the Investment Company Act of 1940, ("1940 Act") as an open-end diversified investment company. It is the separate account through which the Company sets aside, separate and apart from its general assets, assets attributable to the variable portion of its variable annuity contracts. Registration under the 1940 Act does not involve supervision of management or investment practices or policies by the Securities and Exchange Commission.

The variable annuity contracts previously offered by the Company in the Separate Account include group and individual contracts designed for use in deferred compensation, association, payroll deduction and individual retirement plans, and contracts designed to provide benefits under annuity plans adopted by public school systems and certain tax exempt organizations which qualify for tax deferred treatment under Section 403(b) of the Internal Revenue Code ("Code"); as an individual retirement or an individual retirement account adopted by an individual pursuant to Section 408 of the Code (IRA's) and individual non-trusteed plans established pursuant to the Self-Employed Individuals Tax Retirement Act of 1962, as amended (HR-10 plans)

This Prospectus generally describes only the variable portion of Contracts issued by the Company, except where fixed accumulation or fixed annuity payments are specifically mentioned. Fixed annuities are funded by the Company's general assets and are not placed in the Separate Account.

The portion of contract values placed in the Separate Account are subject to the investment risks inherent in any equity investment. These risks include changing economic conditions as well as the risks inherent in management's ability to make appropriate investment choices. There is no guarantee under a variable annuity contract that the variable annuity payments or the accumulation values will equal or exceed total purchase payments.

All Contracts contain the Company's promise that on the annuity commencement date the contract owner or annuitant may elect to have provided an annuity payable for the lifetime of the annuitant provided the initial monthly annuity payment equals or exceeds $25. If the initial monthly annuity payment would be less than $25, payment shall be made at less frequent intervals or the value of the account shall be distributed in a lump sum as selected by the annuitant. The annuity payment will be based on the contract value and in case of variable annuity payments, will be affected only by the investment performance of the Separate Account and not by adverse mortality experience or by increases in the Company's expenses above those assumed and for which deductions are provided in the contract. Owners of individual Contracts and participants in group Contracts to which variable accumulation units are credited have the right to vote on particular questions affecting the management of the Separate Account. (see Voting Rights, page 16)

Withdrawal or redemption of funds from certain Contracts may result in tax penalties. (see Federal Tax Status, page 26)

                         CONDENSED FINANCIAL INFORMATION

Per Accumulation Unit Income and Capital Changes:

                                                     Year Ended December 31,

                              2001       2000       1999        1998         1997          1996             1995          1994
Investment income          $  0.11   $   0.12   $   0.12   $     0.10    $      .10     $      .11      $       .13     $      .15
Expenses                      0.19       0.22       0.20         0.14           .12            .09              .07            .07

Net investment
income (loss)                (0.08)     (0.10)     (0.08)       (0.04)         (.02)           .02              .06            .08

Net realized and
unrealized gain
(loss)on investments         (1.28)     (2.42)      4.07         3.85          2.96           1.51             1.44           (.32)

Net increase
(decrease) in
contract owners'
equity                       (1.36)     (2.52)      3.99         3.81          2.94           1.53             1.50           (.24)

Net contract
owners' equity:
Beginning of year            16.66      19.18      15.19        11.38          8.44           6.91             5.41           5.65
                           -------   --------   --------   ----------    ----------     ----------      -----------     ----------

End of year                  15.30      16.66   $  19.18   $    15.19    $    11.38     $     8.44      $      6.91     $     5.41
                           =======   ========   ========   ==========    ==========     ==========      ===========     ==========

Ratio of expenses
to average
contract owners'
equity                        1.21%      1.20%      1.22%        1.07%         1.16%          1.20%            1.21%          1.21%

Ratio of net
investment income
(loss) to average
contract owners'
equity                       (0.51%)    (0.55%)    (0.51%)      (0.30%)       (0.16%)         0.30%            0.89%          1.72%

Portfolio turnover              12%         1%        14%          11%           25%            28%             101%            70%

Number of
accumulation units
outstanding at end
of year                    238,382    361,853    609,502    1,043,607     1,310,831      1,538,926        1,767,394      2,097,793

                                 1993        1992

Investment income            $      .14   $      .12
Expenses                            .06          .06
                                    ---          ---

Net investment
income (loss)                       .08          .06

Net realized and
unrealized gain
(loss) on investments                54         (.07)
                                     --        -----

Net increase
(decrease) in
contract owners'
equity                              .62         (.01)

Net contract
owners' equity:
Beginning of year                  5.03         5.04
                                   ----         ----

End of year                  $     5.65   $     5.03
                                   ====         ====

Ratio of expenses
to average
contract owners'
equity                             1.22%        1.21%

Ratio of net
investment income
(loss) to average
contract owners'
equity                             1.39%        1.36%

Portfolio turnover                   57%          35%

Number of
accumulation units
outstanding at end
of year                       2,242,809    2,655,895

               DESCRIPTION OF THE COMPANY AND THE SEPARATE ACCOUNT

Allstate (formerly Provident National Assurance Company) Assurance Company ("Company") is a stock life insurance company organized under laws of the State of Illinois. Previously, the company was organized under the laws of the State of Iowa. In accordance with the provisions of the Iowa Insurance Code, Separate Account B was established by the Company on August 21, 1967.

On November 27, 1974, all of the outstanding shares of stock of the Company were purchased by Provident Life and Accident Insurance Company ("Provident"), Chattanooga, Tennessee. Provident was organized in 1887 under the laws of Tennessee.

On September 29, 1978, the Company changed its domicile from Des Moines, Iowa, to Chattanooga, Tennessee, pursuant to Section 56-202(b) of the Tennessee Code Annotated. As a result of the redomestication, the Company became a Tennessee corporation. In early 1996, as the result of corporate restructuring, the Company became a direct wholly-owned subsidiary of Provident Companies, Inc., whose stock is publicly held and traded on the New York Stock Exchange as of December 31, 2000. On February 1, 2001, all of the outstanding shares of the Company were purchased by Allstate Life Insurance Company ("Allstate"), and the Home Office of the Company became located at 3100 Sanders Road, Suite J5B, Northbrook, Illinois, 60062. Effective November 7, 2001, the Company's Articles of Reorganization were approved by the Illinois Department of Insurance, the Company's name was changed to Allstate Assurance Company, and its domicile was changed from Tennessee to Illinois. Allstate, itself and/or through its subsidiaries, markets a broad line of life insurance, annuity and group pension products through diverse distribution channels. As of December 31, 2001, Allstate and its subsidiaries had assets of over $65.7 billion. Allstate is a wholly-owned subsidiary of Allstate Insurance Company which, in turn, is a wholly-owned subsidiary of The Allstate Corporation. Allstate is an Illinois stock insurance company.

Income, gains and losses, whether or not realized, resulting from assets allocated to the Separate Account are, in accordance with applicable variable annuity contracts, credited to or charged against the Separate Account without regard to other income gains or losses of the Company. Under the provisions of Illinois law, the assets in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct. However, obligations arising under the Contracts are the obligation of the Company. The Separate Account, though an integral part of the Company, is registered as an open-end diversified management investment company under the Investment Company Act of 1940. Under Illinois law, regulation of the Company by the Insurance Commissioner of the State of Illinois includes regulation of the Separate Account. Registration with the Securities and Exchange Commission ("SEC") does not involve supervision of management or investment practices or policies of the Separate Account or the Company by the SEC.

A. Investment Policies and Restrictions

     I.  Fundamental

         The investment policies listed below are, except as noted, fundamental to the Separate Account and may not be changed without prior approval by a vote of a majority of the holders of outstanding voting securities.

         1. The investment objective of the Separate Account is long-term capital growth.

            To the extent feasible, assets of the Separate Account will be kept fully invested and amounts will be held in cash only (a) temporarily, pending investment in accordance with the investment policy; and (b) to the extent necessary to make normal contract payments.

         2. Investments will not be concentrated in particular industries or groups of industries and no more than 25% of the assets of the Separate Account will be invested in any one industry.

         3. The Separate Account does not intend to engage in the purchase and sale of interests in real estate, but reserves freedom of action to do so. However, it will not make any such purchase if the value of any real estate held plus the amount proposed to be acquired (subject to the provisions of policy 10 below) amounts to more than 10% of the value of the Separate Account's assets. The Separate Account may invest in deeds of trust to real estate or marketable interests in real estate investment trusts.

         4. No purchase or sale of commodities or of commodity contracts will be made.

         5. No money will be borrowed.

         6. No loan of funds or other assets will be made, except through the acquisition of a portion of an issue of bonds, debentures or other evidence of indebtedness which are publicly distributed.

         7.  No securities of other issuers will be underwritten.

         8. Not more than 5% of the voting securities of any one issuer will be acquired.

         9. No purchase of securities will be made if, as a result of such purchase, more than the greater of $5,000 or 5% of the total value of the assets of the Separate Account will be invested in the securities of any one issuer (other than the United States or its instrumentalities).

         10. The Separate Account will not invest more than 10% of the value of its assets in securities or other investments (including real estate and restricted securities) which are subject to legal or contractual restrictions upon resale or are not otherwise readily marketable.

             Since the inception of the Separate Account, no purchases of restricted securities have been made. Moreover, management has no current intention of investing in such securities in the future.

         11. No purchase of warrants or options to purchase securities will be made if, as a result of such purchase, more than 2% of the assets of the Separate Account will be invested in such warrants and options.

             Since the inception of the Separate Account, no purchases of warrants or options have been made. Moreover, management has no current intention of investing in such securities in the future.

         12. Dividends from the net investment income and capital gains distributions of the Separate Account will be retained and reinvested by the Separate Account.

     II. Other

         The policies and objectives below may be changed by action of the Board of Managers.

         1. All investments of assets of the Separate Account are restricted to those permitted under the regulations adopted by the Illinois Insurance Commissioner with respect to investments made by segregated variable annuity accounts established by insurance companies. Investments of the Separate Account will be in compliance with the regulations, including the provision that all common stock investments shall be in stock which is listed or admitted to trading on a securities exchange registered under the Securities Exchange Act of 1934 or which is publicly held and has been traded in the over-the-counter market and as to which current stock market quotations are readily available.

         2. So long as the Company is licensed to conduct variable annuity business in the State of New York, the investment of assets of the Separate Account will be subject to the following restrictions, unless otherwise permitted by New York law: (a) no investment shall be made which will result in the ownership of more than 5% of the total outstanding common stock of any corporation; or (b) not more than 10% of the aggregate value of the assets of the Separate Account shall be invested at any time in common stocks which do not meet the criteria for investments by life insurance companies under New York law.

         3.  Purchases will not be made on the margin.

         4.  Short sales of securities will not be made.

         5. Limited amounts of securities of one or more investment companies may be acquired up to a maximum of 10%, in the aggregate, of the assets of the Separate Account, provided that no investment will be made in the securities of any one investment company if immediately after such investment more than 3% of the outstanding voting securities of such company will be owned by the Separate Account nor more than 5% of the value of the Separate Account's assets will be invested in such company.

         6. No investments in the securities of a company will be made for the purpose of exercising control of management.

         7. Purchases will be made for investment purposes and not for short-term trading purposes. However, freedom of action is reserved to make such changes in the Separate Account's portfolio as are considered necessary or desirable, including the realization of short-term capital appreciation when appropriate.

         8. No participation will be made in joint or joint and several securities trading accounts.

B. Principle Risk Factors

The Separate Account invests in a diversified portfolio of common stocks. Common stocks are inherently volatile and their prices may decline substantially at times due to economic, competitive, regulatory, or other factors. In addition, the portfolio's returns may differ materially from its benchmark, the S&P 500 index, due to differences in industry weightings and specific stock weightings. The Separate Account generally invests in mid-to-large capitalization growth stocks and this class of stocks may also perform materially differently from the S&P 500 index for long periods of time due primarily to changes in forecasted relative earnings and interest rates.

                                   MANAGEMENT

The property and business of the Separate Account are managed by a Board of Managers selected by the owners of the Contracts to which variable accumulation units are credited. A majority of the Separate Account's three managers are not deemed to be "interested persons" of the Separate Account or the Company as defined in the 1940 Act.

The Board of Managers has the following responsibilities and duties:

a) to select and approve annually an independent certified public accountant;

b) to execute and approve annually an agreement providing for sales and administrative services;

c) to execute and approve annually an agreement providing for investment advisory services;

d) to recommend any changes in the fundamental investment policies of the Separate Account; and

e) to authorize all investments of the assets of the Separate Account in accordance with the fundamental investment policies of the Separate Account, and to submit semi-annual and annual reports to the Contract owners.

Pursuant to an investment advisory agreement ("Investment Advisory Agreement"), the Company currently acts as investment adviser ("Investment Adviser") of the Separate Account, and also assumes certain expenses and mortality and expense risks in connection with the variable annuity contracts. The Company has retained PRIMCO to act as an investment sub-adviser ("Investment Sub-Adviser") to the Separate Accounts pursuant to an investment sub-advisory agreement ("Investment Sub-Advisory Agreement").

The Investment Sub-Adviser continuously provides the Board of Managers with an investment program and recommendations on the purchase and sale of investments. The Investment Sub-Adviser is guided by the investment policies and restrictions promulgated by the Board of Managers of the Separate Account. Moreover, the Board reviews all actions taken by the Investment Adviser and Investment Sub-Adviser with regard to investments.

The Investment Adviser receives a monthly fee from the Separate Account equal to approximately 0.50% on an annual basis. No part of the investment advisory fees are derived from the sales and administrative expense fees described below.

The Investment Advisory Agreement was last approved on February 7, 2002 by the Board of Managers. Contract owners of the Separate Account last approved the investment advisory agreement on December 22, 2000, to be effective as of February 1, 2001.

The Separate Account is the sole client for whom the Company provides investment advisory services.

The Investment Advisory Agreement allows the Company to employ, at its own expense, the Investment Sub-Adviser. On December 22, 2000, the contract owners approved the Investment Sub-Advisory Agreement between the Company and PRIMCO, which became effective on February 1, 2001. This Investment Sub-Advisory Agreement is substantially identical to the Sub-Advisory Agreement originally entered into by the Company and PRIMCO on June 25, 1998. PRIMCO is registered with the Securities and Exchange Commission as an investment adviser. Its principal offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402. PRIMCO is a Tennessee limited liability company organized in October 1997. It is owned by Provident Companies, Inc. and two of its subsidiaries, Provident Life and Accident Insurance Company and The Paul Revere Life Insurance Company. Its predecessor was The Paul Revere Investment Management Company, with whom it was merged in 1997. The managers of PRIMCO are officers of UnumProvident. The personnel currently employed by PRIMCO consist primarily of individuals who previously worked for Provident Companies, Inc., or its insurance subsidiaries. Thus, the same personnel who has provided investment services to the Company and the Separate Account will continue to do so, but they are employed by a different legal entity.

As well as providing investment management services to the Provident companies, PRIMCO also provides investment management services to other insurance companies. As of December 31, 2001, PRIMCO had over $28.2 billion in assets under management.

Under the Investment Sub-Advisory Agreement, PRIMCO, subject to the supervision of the Company and the Board of Managers of the Separate Account, is responsible for providing investment advisory services to the Company for the Separate Account in accordance with investment objectives and guidelines provided by the Company. In providing these services, PRIMCO is authorized to buy, sell, exchange, convert and otherwise trade in securities in the portfolio, and place orders for the execution of such transactions with or through such brokers, dealers, or issuers as it selects. PRIMCO provides the Company with a value of the portfolio on a daily basis. PRIMCO provides such reports to the Company and the Board of Managers as are reasonably required, and attends meetings of the Board of Managers on a quarterly basis.

The Company pays PRIMCO compensation in the amount of .15% per annum, based on the average market value of the Separate Account as of the last business day of each calendar month in the quarter. The fee is payable quarterly by the Company.

                             DEDUCTIONS AND EXPENSES

A. Sales and Administrative Functions and Expenses

     I. General

     The Company previously acted as principal underwriter and provides all sales and administrative services in connection with the Contracts and the Separate Account. The Company deducts a sales and administrative expense fee to cover these services as set forth below.

     As a consequence of an Asset Transfer and Acquisition Agreement entered into by Provident Companies, Inc., et al. and American General Corporation, et al., dated as of December 8, 1997, The Variable Annuity Life Insurance Company became the Administrator of the Separate Account pursuant to the Separate Account Administrative Services Agreement entered into with VALIC in June 1998. The change in Administrator does not result in any changes in administrative and sales fees.

     In connection with the sale of the Company by UnumProvident Corporation to Allstate, the Company entered into an Administrative Services Agreement with The Paul Revere Life Insurance Company ("Paul Revere") dated as of September 10, 2000 which provides that Paul Revere will perform those administrative services required to be performed with respect to the Separate Account to the extent not performed by VALIC pursuant to the VALIC Administrative Services Agreement

     Administrative expense includes such items as fees and expenses of the Board of Managers, salaries, rent, postage, telephone, travel, legal, actuarial and accounting fees, custodian fees, printing, office equipment, stationery and plan administration cost. The charge for administrative expense is designed only to reimburse the Company for its actual administrative expense, and the Company does not expect to recover from the charge or any modification thereof any amount above its accumulated expenses in administering the contracts.

When applicable, a deduction will be made for premium taxes imposed by some states or municipalities. These taxes currently range from .5% to a maximum of 3.5%.

II. Tax Qualified Contracts

        Under Contracts subject to Sections 401, 403(b) and 408 of the Code, the annuity purchase rates and the deductions for sales and administrative expenses, the investment advisory fee and the contingency fees, as contained in the Contracts when issued, will be applicable to cumulative purchase payments made under the Contract up to $100,000. Purchase payments made thereafter may be made only upon approval by the Company and will be subject to terms and conditions as required by the Company, but in no event will fees and expenses exceed those applied to purchase payments up to $100,000. The group contracts may not be modified during the first contract year.

        Under the individual contract used to fund IRA's and HR-10 plans, the Company deducts a sales and administrative fee of 8.0% from each purchase payment (of which 7.0% is for sales expense and 1.0% is for administrative expense).

        Under the individual or group contract used to fund plans qualifying under Section 403(b) of the Code, the Company deducts sales and administrative expense fees in accordance with the following schedule:

         Cumulative                                           Portion                   Portion
         Purchase                   Percentage                For Sales                 For Administrative
         Payment                    Deduction                 Expense                   Expense
         -------                    ---------                 -------                   -------
         First $10,000              6.0%                      5.0%                      1.0%
         Balance                    4.0%                      3.0%                      1.0%

        III. Non Tax Qualified Contracts

        Under non tax qualified single purchase payment variable annuity contracts, the sales and administrative expense fee is calculated as follows:

         Single                                               Portion                   Portion
         Purchase                   Percentage                For Sales                 For Administrative
         Payment                    Deduction                 Expense                   Expense
         -------                    ---------                 -------                   -------
         First $25,000              6.0%                      4.5%                      1.5%
         Next  $25,000              5.0%                      4.0%                      1.0%
         Next  $25,000              3.0%                      2.5%                      0.5%
         Balance                    2.0%                      1.5%                      0.5%

Under non tax qualified flexible installment purchase payment variable annuity contracts, the sales and administrative expense fee is calculated as follows:

         Single                                               Portion                   Portion
         Purchase                   Percentage                For Sales                 For Administrative
         Payment                    Deduction                 Expense                   Expense
         -------                    ---------                 -------                   -------
         First $25,000              8.0%                      7.0%                      1.0%
         Next  $25,000              6.0%                      5.0%                      1.0%
         Next  $25,000              5.0%                      4.0%                      1.0%
         Balance                    4.0%                      3.0%                      1.0%

        IV. Underwriting Agreement

        Until March 2002, the Company served as the underwriter for the Separate Account. As approved by the Board of Managers on February 7, 2002, the Underwriting Agreement between the Company and the Separate Account was terminated and an Underwriting Agreement between the Separate Account and ALFS, Inc., an affiliate broker-dealer of the Company, was entered into effective as of March 30, 2002.

        B. Expense and Mortality and Expense Risk Assumptions

        Although variable annuity payments made under the Contracts will vary in accordance with the investment performance of the Separate Account, the payments will not be affected by (a) the Company's actual expenses, if greater or less than the deductions provided for in the Contract, or (b) the Company's actual mortality experience among annuitants after retirement.

        The Company provides an expense assurance by assuming the risk that the administrative fee may be insufficient to cover the actual administrative costs.

        The Company also assumes the risk that actual mortality of annuitants may be less than was assumed in calculating the annuity rates. The contingent mortality assurance provided by the Company under the Contracts is the Company's contractual obligation to continue to make monthly annuity payments, determined in accordance with the annuity tables and other provisions contained in the Contracts, to each annuitant regardless of how long he lives and regardless of how long all annuitants as a group live. This obligation assures an annuitant that neither his longevity nor an improvement in life expectancy generally will have any adverse effect on the monthly annuity payments he will receive under the Contract and relieves the annuitant from the risk that he will outlive the funds which he has accumulated for retirement. The assurance is based on the Company's actuarial determination of expected mortality rates among annuitants. If the future proves that the Company's actuarial determination of expected mortality rates among annuitants was erroneous because, as a group, their longevity is longer than anticipated, the Company must provide amounts from its general funds to fulfill its contractual obligation. In that event, the Company may incur a loss. Conversely, if longevity among annuitants is lower than anticipated, a gain may result to the Company. The Company also provides a minimum death benefit.

        For providing expense assurances and for the assumption of the mortality risks, a charge of .70% on an annual basis is deducted from the current net asset value of the Separate Account per valuation day. Under the VALIC Administrative Services Agreement, these fees are paid from the Company to VALIC.

        C. Brokerage Expenses and Portfolio Turnover

        PRIMCO has responsibility for placing orders for the purchase and sale of portfolio securities of the Separate Account under the Investment Sub-Advisory Agreement. With respect to such purchases and sales, the primary objective is to obtain the most favorable prices and execution of orders on behalf of the Separate Account. With respect to transactions executed in the over-the-counter market, PRIMCO will deal only with principal market makers unless more favorable prices are otherwise available.

        PRIMCO does not expect to use any one particular broker or dealer but, subject to obtaining the best prices and executions, brokers who provide statistical information and supplemental research to PRIMCO for pricing and appraisal services utilized by PRIMCO may receive orders for transactions. It is not possible to determine the exact value of such statistical information and supplemental research provided to PRIMCO. Such information and research is used by PRIMCO for the benefit of all its investment accounts and no allocation of services or the costs therefore is made nor is such an allocation possible.

        The advisory fee paid by the Company to PRIMCO will not be reduced as a consequence of PRIMCO's receipt of brokerage and research services. To the extent that the Separate Account's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Separate Account will exceed those that might otherwise be paid by an amount which cannot be determined. Such services are useful and of value to PRIMCO in serving both the Separate Account and other clients and conversely such service obtained by placement of brokerage business of other clients would be useful to PRIMCO in carrying out its obligations to the Separate Account. While such services are not expected to reduce the expenses of PRIMCO, through the use of the services, PRIMCO avoids the additional expense which would be incurred if it should attempt to develop comparable information through its own staff. Stated as a percentage of gross purchase payments received, brokerage commissions aggregated 0.3% for the year-ended December 31, 2001.

        The Separate Account will purchase securities for long-term capital growth and not for short-term trading purposes, although in certain circumstances (such as during periods of pronounced market instability) it may sell securities held for a short period if considered necessary or desirable. Accordingly, the Separate Account's annual rate of turnover ordinarily will not exceed 50%. In 2001, the portfolio turnover rate was 12%.

                GENERAL DESCRIPTION OF VARIABLE ANNUITY CONTRACTS

ALFS, Inc., which is currently underwriter for the Separate Account, is registered with the Securities and Exchange Commission as a broker dealer and is a member of the National Association of Securities Dealers, Inc. The public offering of Contracts of the Separate Account was discontinued on February 1, 1984. No further offering of Contracts of the Separate Account is made hereby.

The information contained herein is intended solely for the information and use of holders of Contracts issued prior to February 1, 1984.

Types of Contracts

An individual contract is offered for IRA's, nontransferable deferred annuities and individual non-trusteed HR-10 plans. The contracts offered for use in plans qualifying under Section 403(b) of the Code are an individual contract, under which the contract owner and annuitant are the same, and a group contract under which a master contract is issued to the employer who is the contract holder and which covers all participating employees, each of whom receives a certificate which summarizes the provisions of the master group contract and evidences his participation in the contract.

Single purchase payment variable annuity contracts and flexible installment purchase payment variable annuity contracts, each available only on an individual basis are also offered. Purchase payments under flexible purchase payment variable annuity contracts may be made at such intervals as desired, but are usually made on an annual, semi-annual, quarterly or monthly basis.

Voting Rights

Contract owners will have the right to vote at annual meetings of contract owners on the following matters:

1. Initial approval of and any amendment to an investment advisory agreement or sub-advisory agreement;

2. Ratification of the selection of independent public accountants for Separate Account B;

3. Election of members to the Board of Managers of Separate Account B;

4. Any change in the fundamental investment policies of Separate Account B or other policies requiring contract owners' approval (see Investment Policies and Restrictions, I. Fundamental, page 7); and

5. The transaction of such other business as may properly come before the meeting.

The number of votes which a contract owner may cast prior to the time annuity payments begin is equal to the dollar value of the accumulation units in the variable portion of his contract as of the record date, each dollar of value representing one vote and each fraction of a dollar of value representing a like fraction of a vote. Contract values will be rounded to the nearest cent to determine the total vote a contract owner may be entitled to cast. After annuity payments begin, a contract owner or annuitant may cast one vote for each dollar and a fraction of a vote for each fraction of a dollar (rounded to the nearest cent) of the value of the valuation reserves maintained by the Company in Separate Account B with respect to the annuitant under the contract, pursuant to the Illinois Insurance Code and regulations thereunder. Once annuity payments begin, the total number of votes which the annuitant may cast will generally decrease during the payment period.

The determination of the number of votes to be cast will be made as of a date (record date) within 90 days prior to the meeting of contract owners, and the contract owner will receive at least 20 days written notice of the meeting and of the number of votes to which he is entitled. The contract owner will be entitled to vote only if he was the owner on the record date and on the date of the meeting.

Combined Fixed and Variable Benefits

In addition to fully variable benefits, the contracts permit purchase payments (in increments of 10%) to be applied to provide all, only a portion or none of the benefits as variable annuity accumulations with the balance (which is not held in Separate Account B) being applied to provide fixed-dollar annuity accumulations.

Transfers Between Accounts

The contract owner may direct the transfer of the value of all or a portion of the accumulation units between the fixed-dollar annuity portion of the contract and the variable annuity portion. Such transfers shall not be permitted more often than once each contract year. Such transfers shall be effected without the imposition of additional sales and administrative expense charges.

Assignment

In general, assignment of a contract or an annuitant's account is not permitted. No assignment shall be binding on the Company until it is received by the Company at its Home Office in Northbrook, Illinois.

Contract Modifications

The contracts provide that the sales and administrative fees, the annuity purchase rates, the investment advisory fee and the contingency fees, as contained in the contract when issued, will be applicable for cumulative purchase payments up to $100,000. In addition, modifications to these provisions may not be made to the group contract during the first contract year. Payments in excess of $100,000 under any contract may be made only upon approval by the Company and will be subject to such terms and conditions as are required by the Company at that time however, in no event will fees and expenses exceed those applied to purchase payments up to $100,000. Contract owners or annuitants not covered prior to any modification will be subject to these terms and conditions.

The contract owner, in the case of an individual contract, or the contract holder, in the case of a group contract, and the Company may by agreement in writing change the terms of the contract in order to conform to the requirements of Sections 401, 403(b) or 408 of the Code or such section or sections as may from time to time revise or replace Sections 401, 403(b) or 408, or where applicable, to permit the deduction of contributions made by the contract owner under Section 404 of the Code or such section or sections as may from time to time revise or replace Section 404. The changes may be made retroactive to the effective date of the contract or to any date thereafter.

The Company further reserves the right to unilaterally effect such changes in the contract as may be required by any federal, state or other body which may have jurisdiction over the provisions of the contract.

Inactive Annuitant's Account

In the case of the group contract, if the contract is terminated or the annuitant ceases to be employed by the contract holder, the annuitant may:

     A. Elect to have the value of his individual account transferred to an individual annuity contract on a form then regularly issued by the Company under which benefits and provisions are most nearly similar to those provided by the certificate issued under this contract;

     B. If he is at least 50 years of age, elect commencement of an annuity under one of the annuity options described on page 19;

     C. If he becomes an eligible annuitant under a similar contract issued by the Company, elect to transfer the value of his individual account to a certificate issued under such contract;

     D. Elect to receive the termination value of his individual account in a single sum; or

     E. Elect to rollover the termination value into an IRA.

In the event no election is made within 90 days of the cessation of purchase payments, (A) will automatically take effect.

If the annuitant ceased to have purchase payments remitted by the contract holder, but remains in his employ, he shall be deemed an inactive annuitant until such time as purchase payments are resumed, annuity payments commence or the account is surrendered.

Experience Rating

The Company may make a determination of actual sales and administrative costs applicable to each group contract on an annual basis. If such calculation is made and the actual costs exceed the amount deducted for sales and administrative expense, no additional deduction is made from the value of the contract. If, however, the amount deducted for such expense exceeds actual costs, the Company may at its discretion allocate all, a portion or none of such excess as an experience rating credit. To date, the Company has not experience rated any contract.

                                 ANNUITY PERIOD

The variable annuity payments to the annuitant are determined on the basis of
(a) the mortality table specified in the contract which reflects the age and sex of the annuitant and the type of annuity payment option selected, and (b) the investment performance of Separate Account B. The dollar amount of the variable annuity payments will not be affected by adverse mortality experience or by an increase in the Company's expenses in excess of the sales and administrative expenses provided for in the contract. The dollar amount of the payments will, however, reflect investment gains and losses and investment income of Separate Account B occurring both before and after retirement, and thus the payments will vary with the investment experience of Separate Account B.

Election of Retirement Date and Form of Annuity

Annuity payments will begin on the date and under the annuity options as provided for in the contract.

When not specified in the plan (except an individual retirement annuity and an individual retirement account), the date on which annuity payments are to begin and the form of the options chosen are to be elected in writing at least 30 days prior to the date annuity payments are to begin. The date may be the first of any month between the annuitant's 50th and 75th birthdays. (To avoid penalties for premature distributions to an owner-employee under an HR-10 plan, or with respect to an IRA, the date selected must be no earlier than age 59 1/2.) The option may be any of those shown below.

A participant under an IRA or an owner-employee under an HR-10 plan must elect to begin receiving benefits before the end of the tax year in which he reaches age 70 1/2 or become subject to a Code requirement that his entire interest be distributed in a lump sum. If no such election to begin receiving benefits is made by persons participating in plans qualifying under Section 403(b) of the Code, benefits will be payable beginning at age 65 under the second option (as described below) with 120 monthly payments guaranteed.

No election of any option for any payee may be made under these contracts unless such election will produce a first monthly payment of at least $25 to that payee. If a combination benefit is elected, no election may be made unless the first monthly payment from each account would be $25 to the payee. If, at any time, any payment to be made to any payee in either account becomes less than $25 the Company shall have the right to change the frequency of payments to such intervals as will result in the payment of at least $25 per account per payment.

Optional Annuity Forms

Option 1--Life Annuity. An annuity payable monthly during the lifetime of the annuitant, ceasing with the last payment due prior to the death of the annuitant. This option offers the maximum level of monthly payments since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries. It would be possible under this option for the annuitant to receive only one annuity payment if he died prior to the due date of the second annuity payment, two if he died prior to the third annuity payment date, etc.

Option 2--Life Annuity with 120 or 180 Monthly Payments Guaranteed. An annuity payable monthly during the lifetime of the annuitant, ceasing with the last payment due prior to the death of the annuitant but with the assurance that if, at the death of the annuitant, payments have been made for less than 120 or 180 months as elected, annuity payments will be continued during the remainder of said period to the designated beneficiary. The beneficiary may elect to receive the present value of such remaining guaranteed payments in a lump sum at any time. If the beneficiary dies while receiving annuity payments, the present value of the then current dollar amount of the remaining guaranteed number of annuity payments will be paid in a lump sum to the estate of the beneficiary, or to the contingent beneficiary if one has been selected.

Option 3--Unit Refund Life Annuity. An annuity payable monthly during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee; provided that at the death of the payee, the beneficiary will receive an additional payment of the then dollar value of a number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total dollar amount applied under the option divided by the annuity unit value at the date of commencement of annuity payments, and (b) is the number of annuity units represented by each monthly payment multiplied by the number of monthly payments made. For example, if $20,000 were applied on the annuity commencement date to the purchase of the annuity under this option, the annuity unit value on that date was $2, the number of annuity units represented by each monthly annuity payment was 61, fifteen installments were made prior to the date of death and the value of an annuity unit on the date of the annuitant's death was $2.10, the amount paid to the beneficiary would be:

                           [$20,000-(61)(15)] X $2.10,
                           ---------------------------
                                       $2

which would be (10,000-915) X $2.10 or 9,085 X $2.10 or $19,078.50.

Option 4--Joint and Last Survivor Annuity. An annuity payable monthly during the joint lifetime of the annuitant and a designated second person and thereafter during the remaining lifetime of the survivor, ceasing with the last payment due prior to the death of the survivor. It would be possible under this option for the annuitants to receive only one annuity payment if both die prior to the due date of the second annuity payment, two if they died prior to the third annuity payment date, etc.

Option 5--Payments for a Designated Period. An amount payable monthly for a number of years selected which may be from 1 to 30 years.

Option 6--Payments of a Specified Dollar Amount. Fixed payments of a specified dollar amount (not less than $75 per $1,000 of termination value) until the amount of such value is exhausted.

Option 7--Interest Income. The termination value is left on deposit with the Company in its General Account and interest is paid thereon at the rate of 3% per year, with interest payments being made annually, semi-annually, quarterly or monthly, as requested. Principal is paid on request in the manner described under Surrender for Redemption, page 25.

Under individual retirement annuity and individual retirement account plans, Options 2, 3 and 4 above are restricted by Section 408 of the Code to require that anticipated payments under these options not exceed the life expectancy of the annuitant or the life expectancy of the annuitant and the annuitant's spouse. Under such plans, Option 4 is available only for the annuitant and the annuitant's spouse.

If one of the first four options is elected, the person electing the option may further elect to have the termination value, less any premium taxes then payable, applied to provide a variable annuity, a fixed-dollar annuity or a combination of both. When a transfer of accumulation units from one account to another is required, such request must be received by the Company at least one year prior to the annuity commencement date. Transfers from the General Account to Separate Account B and from Separate Account B to the General Account shall be effected without the imposition of additional sales or administrative expense fees. Selection of Options 5, 6 and 7 would result in a loss of mortality assurance charges which have been paid during the accumulation period and annuity periods since none of these options are based on the life of the annuitant. Upon election of Option 7, which is available only on a fixed dollar basis, funds attributable to an annuitant's interest in Separate Account B are transferred to the Company's General Account. All of the other options are available on a fixed, variable or combined fixed and variable basis.

These options are available on a fixed, variable or a combined fixed and variable basis. Subject to agreement by the Company and compliance with Code requirements, arrangements may be made for a form of annuity on a variable or fixed annuity basis other than those set forth above.

Determination of Amount of First Monthly Annuity Payment

The amount of the first monthly payment will be determined by the termination value of the contract, the form of annuity selected and the sex and adjusted age of the annuitant.

The termination value of the contract or a participant's account is determined by multiplying the value of an accumulation unit as of the close of business on the fifth valuation day immediately preceding the date the first annuity payment is due, by the number of accumulation units credited to the annuitant as of the former date. The termination value will be reduced by any state premium taxes then payable. When imposed, such premium taxes currently range from 0.5% to 3.5%.

The contracts contain tables indicating the dollar amount of the first monthly payment under each optional form of annuity for each $1,000 of the termination value of the contract and a formula for determining the adjusted age. These are determined from the Progressive Annuity Table which assumes births in the year 1900 and a net investment return of 3 1/2% per annum. The first monthly annuity payment is determined by multiplying the termination value of the contract or account (expressed in thousands) by the amount of the first monthly payment per $1,000 of value, in accordance with the tables in the contract.

The contracts contain a provision that the first monthly payment will not be less than 103% of the first monthly payment available under a then currently issued single purchase payment annuity, if a single purchase payment were made equal to the value which is being applied under the contract to provide annuity benefits. This provision assures the annuitant that if, at retirement, the annuity rates then applicable to new single purchase payment annuity contracts are significantly more favorable than those provided in this contract, he will be given the option of selecting the new annuity rates. In the case of the variable annuity, any such changes in annuity purchase rates would be based upon changes in mortality and expense experience and not upon changes in the assumed investment return.

Assumed Investment Return

The assumed investment return in the annuity purchase rates for both the contracts is 3 1/2%. Subject to the agreement of the Company, the contract owner may select an assumed investment return rate up to the maximum permitted by state law or regulation. The assumed investment return is used to determine the first monthly payment. It should not be inferred that such rate of return will bear any relationship to the actual net investment experience of the Separate Account. The maximum rate currently permitted by the Company is 6%.

The variable annuity payment will remain level during periods when the net investment return is equal to the assumed investment return, increase during periods when the net investment return exceeds the assumed investment return and decrease during periods when the net investment return is less than the assumed investment return. An assumed investment return greater than 3 1/2% would produce a higher initial variable annuity payment but a more slowly rising series of subsequent payments in a period during which the value of the annuity units in increasing or a more rapidly falling series of subsequent payments in a period during which the value of the annuity unit is decreasing. An assumed investment rate of less than 3 1/2% (not available under these contracts) would have the opposite effect.

Determination of Amount of Second and Subsequent Monthly Annuity Payments

The amount of the first monthly variable annuity payment (as determined above) is divided by the value of an annuity unit as of the close of business on the fifth valuation day immediately preceding the date on which the payment is due, to determine the number of annuity units represented by the first payment. The number of annuity units remains fixed during the annuity period and in each subsequent month the dollar value of the variable annuity payment is determined by multiplying this fixed number of annuity units by the then value of an annuity unit (as of the close of business on the fifth valuation day before payment) calculated as set forth below.

Illustration of Determination of Annuity Payments

Assume an annuitant on the date of his retirement has 40,000 accumulation units credited to the contract or account and that the value of an accumulation unit on the fifth valuation day prior to the annuity commencement date is $1.150000 producing a total value of $46,000. Assume also that the annuitant elects an option for which the table in his contract indicates the first monthly payment is $6.57 per $1,000 of value applied. The annuitant's first monthly payment would then be 46 multiplied by $6.57 or $302.22.

Assume further that the annuity unit value as of the close of business on the fifth valuation day immediately preceding the date on which the first annuity payment is made is $1.100000. By dividing this into the first monthly payment of $302.22, the number of annuity units represented by that payment is determined to be 274.745. The value of this same number of annuity units will be paid in each subsequent month.

Assume further that the annuity unit value as of the close of business on the fifth valuation day immediately preceding the date on which the second monthly payment is due is $1.105000. The second monthly payment is then determined by multiplying the fixed number of annuity units (274.745) by the current annuity unit value ($1.105000) which produces a second monthly payment of $303.59.

Value of an Annuity Unit

The value of an annuity unit was established at $1.00 on December 1, 1967, and for any date thereafter is determined in the same manner as is the value of an accumulation unit except that the result of each such daily determination is multiplied, in the case of the annuity unit, by a factor of .999861, to neutralize the assumed net investment return of 3 1/2% per annum already built into the annuity tables contained in the contract, thus preventing the crediting of "double interest". Similar adjustments are made for assumed investment returns other than 3 1/2%. For example, if on a given valuation day, Separate Account B had investment income of $4,000, net realized capital gains of $6,000 and net unrealized capital losses of $3,000, and on the preceding valuation day the value of an annuity unit was $1.150000 and the total value of the asset of Separate Account B was $5,000,000, the value of an annuity unit on that day would be $1.151555 X .999861, or $1.151395 (compare Value of an Accumulation Unit, page 23).

In determining the value of the assets of Separate Account B each security included on the New York Stock Exchange-Composite Transactions is valued at the last reported sale price next preceding valuation. If there has been no sale on such day, then the value of such security is taken to be the average between the reported bid and asked prices at the time as of which the value is being ascertained. Any security not traded on a securities exchange but traded in the over-the-counter market is valued at the last quoted bid price. Any securities or other assets for which market quotations are not readily available are valued at fair value as determined in good faith by the Board of Managers.

                                  DEATH BENEFIT

In the event the annuitant dies during the accumulation period and upon receipt of proof of death by the Company, a death benefit will be payable equal to the greater of (a) the termination value of his fixed and variable individual accounts or (b) 100% of the total purchase payments (before any deductions therefrom) made under the contract.

If one or more partial surrenders occurred prior to the death of the annuitant, then the total purchase payments made on his behalf will, for purposes of calculating the minimum death benefit, be reduced in the same proportion as the number of accumulation units cancelled bears to the number of accumulation units credited to the contract prior to such partial surrender(s).

In lieu of payment in one sum, the contract owner may elect that the death benefit be applied under any one of the Optional Annuity Forms described below to provide annuity payments to the beneficiary. If the contract owner has not made such an election, the beneficiary may do so after the death of the annuitant. The contract owner or the beneficiary, whichever selects the optional method of settlement, may designate contingent beneficiaries to receive any further amounts due should the first beneficiary die before completion of the specified payments.

Under an IRA, if the annuitant dies before receiving the entire interest under his contract, or if the distribution has commenced to the annuitant's spouse and such spouse dies before the entire interest has been distributed, then the remaining interest must, within five years after the death of the annuitant or annuitant's spouse, be (1) distributed to the annuitant's beneficiary or the annuitant's spouse's beneficiary or (2) used to purchase an immediate annuity for such beneficiary which will be payable for the life of said beneficiary or a term certain not extending beyond the life expectancy of said beneficiary.

The manner in which the annuity payments to the beneficiary are determined and in which they may vary from month to month are the same as applicable to the annuitant as described under Annuity Period, below.

                          PURCHASES AND CONTRACT VALUE

Purchase Payments

The usual minimum purchase payment for an annuitant under contracts used to qualify under Section 403(b) of the Code is $10. The usual maximum issue age is 60, but inclusion of annuitants at higher ages will be considered under certain circumstances. In the case of IRA's, the minimum purchase payment is $50 and the minimum anticipated purchase payments must equal at least $600 annually. In all other cases minimum payment requirements, if any, are specified in the respective plans.

Crediting Accumulation Units

During the period prior to the time annuity payments begin, the Company receives purchase payments, deducts the sales and administrative expense fees, together with such premium taxes as may be applicable, and credits the balance of the purchase payment to the contract in accumulation units (see Sales and Administrative Functions and Expenses, page 12). The number of accumulation units credited is determined by the valuation of an accumulation unit next computed after the purchase payment is received. If a purchase payment accompanies an application, the Company will, within five business days, either
(a) process and accept the application, issue the contract or certificate and credit the accumulation units; or (b) reject the application and return the purchase payment.

The value of a contract or an individual's account, at any time during the accumulation period, can be determined by multiplying the number of accumulation units credited to such contract or account by the current accumulation unit value. Each contract owner will be advised periodically of the number of accumulation units credited to the contract, the current accumulation unit value and the total value of the contract.

Value of an Accumulation Unit

Accumulation units are valued for each day on which the New York Stock Exchange is open.

The principal underwriter of the Contracts is ALFS, Inc., located at 3100 Sanders Road, Suite J5B, Northbrook, Illinois, 60062.

The value of an accumulation unit was established at $1.00 on October 1, 1967. This value is redetermined on each valuation day, as follows: the net increase or decrease, expressed as a percentage, in the value of the securities and other assets in Separate Account B for that day, resulting from investment income, realized and unrealized capital gains and losses, and the daily deductions for the investment advisory fee and for the contingency fees, is applied to increase or decrease the value of an accumulation unit as determined on the preceding valuation day. For example, if on a given valuation day Separate Account B had an investment income of $4,000, net realized capital gains of $6,000 and net unrealized capital losses of $3,000, and on the preceding valuation day the value of an accumulation unit was $1.150000 and the total value of the assets of Separate Account B was $5,000,000, the value of an accumulation unit on that day would be

         $1.150000       plus       $4,000  +        $6,000   -        $3,000

                                                  $5,000,000  -        0000481

         X        $1.150000, or

         $1.150000       plus       (.001400 - .000048)       X        1.150000; which would be

         $1.150000       plus       $.001555, or              $1.151555.

The value of a contract varies with the performance of the investments of Separate Account B and there is no assurance that such value will equal or exceed the purchase payments made.

In determining the value of the assets of Separate Account B each security included on the New York Stock Exchange-Composite Transactions is valued at the last reported sale price next preceding valuation. If there has been no sale on such day, then the value of such security is taken to be the average between the reported bid and asked prices at the time as of which the value is being ascertained. Any security not traded on a securities exchange but traded in the over-the-counter market is valued at the last quoted bid price. Any securities or other assets for which market quotations are not readily available are valued at fair value as determined in good faith by the Board of Managers. The Company reserves the right to make valuations at times when the New York Stock Exchange is closed, but in no event will valuation be performed more often than 253 times per calendar year. When the New York Stock Exchange is closed, securities or other assets are valued at fair value as determined in good faith by the Board of Managers.

Suspension of the Group Contract

The group contract provides for suspension on any contract anniversary if the contract owner fails to consent to a modification as provided for in the contract. Effective with such suspension, no new annuitants may be covered, but further purchase payments will be accepted as they apply to annuitants covered prior to such suspension.

                                   REDEMPTIONS

At any time during the accumulation period and prior to the commencement of annuity payments: (a) for contracts used in IRA's the annuitant may surrender the contract for redemption; (b) for contracts under HR-10 plans, the annuitant may surrender the contract for redemption to the extent permitted in the plan; and (c) for contracts used in plans qualifying under Section 403(b) of the Code, an annuitant may surrender the contract or certificate for redemption. Contracts under which a variable annuity is paid for a fixed period of time may be partially or wholly redeemed. Surrender for redemption is effected by sending a written request for surrender to the Company accompanied by the contract or certificate. There is no charge or fee for surrender for redemption.

When surrendering a contract or certificate for redemption, an annuitant may avail himself of the following options:

     A. If the annuitant is at least 50 years of age, the termination value (as determined below) may be used to provide annuity payments beginning immediately under the selected option (but see Federal Tax Status, page 26, as to IRA's and HR-10 plans);

     B. Without regard to the age of the annuitant, a lump sum payment may be received in an amount equal to the termination value. The termination value is computed by the Company (as of the close of business on the day on which the notice of intent to surrender for redemption, together with the contract or certificate is received at the Home Office of the Company, or if that day is a holiday, or if the notice is received after the close of business on the New York Stock Exchange, on the next valuation day) by multiplying the number of accumulation units credited to the annuitant by the value of an accumulation unit at that time. Payment of the termination value will be made within seven days after the notice to surrender for redemption, together with the contract or certificate, is received at the Home Office of the Company. The right of redemption or the date of payment upon redemption may be postponed only at times when the New York Stock Exchange is closed (other than for holidays or weekends), or in the event the Securities and Exchange Commission determines either that trading on the New York Stock Exchange is restricted or that an emergency has been determined by the Securities and Exchange Commission to exist, or for such other periods as the Securities and Exchange Commission may by order permit.

     In addition, when permitted by the plan and/or the provisions of the Code, a portion of the termination value of the contract or participant's account may be surrendered subject to the following limitations:

     A. No more than one such partial surrender for redemption may be allowed on behalf of any annuitant in any one contract year; and

     B. No partial surrender for redemption will be permitted as a result of which the current value of the accumulation units remaining in the contract falls below $10.

     For IRA's if annuity payments have not commenced prior to the close of the annuitant's tax year in which he attains age 70 1/2, then, not later than the close of such tax year, the Company will distribute in one sum to the annuitant the annuitant's entire interest in the contract.

                               FEDERAL TAX STATUS

What are some of the federal tax consequences which affect these contracts?

A. General

SINCE THE TAX LAW IS COMPLEX AND SINCE TAX CONSEQUENCES WILL VARY ACCORDING TO THE ACTUAL STATUS OF THE CONTRACT OWNER INVOLVED AND THE TYPE OF PLAN UNDER WHICH THE CONTRACT IS PURCHASED, LEGAL AND TAX ADVICE MAY BE NEEDED BY A PERSON, TRUSTEE, OR OTHER ENTITY CONTEMPLATING THE PURCHASE OF A CONTRACT DESCRIBED HEREIN.

It should be understood that any detailed description of the federal income tax consequences regarding the purchase of these contracts cannot be made in this Prospectus and that special tax rules may be applicable with respect to certain purchase situations not discussed herein. In addition, no attempt is made here to consider any applicable state or other tax laws. For detailed information, a qualified tax adviser should always be consulted. The discussion here and in Appendix I commencing on page 26 is based on the Company's understanding of existing federal income tax laws as they are currently interpreted.

B. Taxation of the Company and the Separate Account

The separate account is taxed as part of the Company which is taxed as a life insurance company in accordance with the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the separate account will not be taxed as a "regulated investment company" under subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on the assets of the separate account are reinvested and are taken into account in determining the value of the Accumulation and Annuity Units (See "Value of an Accumulation Unit," page
23). As a result, such investment income and realized capital gains are automatically applied to increase reserves under the contract.

No taxes are due on interest, dividends and short-term or long-term capital gains earned by the separate account with respect to qualified or non- qualified contracts.

C. Taxation of Annuities--General Provisions Affecting Purchasers Other than Qualified Retirement Plans

Section 72 of the Code governs the taxation of annuities in general.

1. Non-Natural Persons, Corporations, Etc.

Section 72 contains provisions for contract owners which are non-natural persons. Non-natural persons include corporations, trusts, and partnerships. The annual net increase in the value of the contract is currently includable in the gross income of a non-natural person unless the non-natural person holds the contract as an agent for a natural person. There is an exception from current inclusion for certain annuities held in tax-qualified retirement arrangements, certain annuities held by structured settlement companies, certain annuities held by an employer with respect to a terminated tax- qualified retirement plan and certain immediate annuities. A non-natural person which is a tax-exempt entity for federal tax purposes will not be subject to income tax as a result of this provision.

If the contract owner is not an individual, the primary annuitant shall be treated as the contract owner for purposes of making distributions which are required to be made upon the death of the contract owner. If there is a change in the primary annuitant, such change shall be treated as the death of the contract owner.

2. Other Contract Owners (Natural Persons).

A contract owner is not taxed on increases in the value of the contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a contract) or as annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

a. Distributions Prior to the Annuity Commencement Date.

          i. Total premium payments, less amounts received which were not includable in gross income equal the "investments in the contract" under Section 72 of the Code.

          ii. To the extent that the value of the contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract."

          iii. Any amount received or deemed received prior to the annuity commencement date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c., below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., ) because the gross value of the contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

          iv. The receipt of any amount as a loan under the contract or the assignment or pledge of any portion of the value of the contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

          v. In general, the transfer of the contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

b. Distributions After Annuity Commencement Date.

Annuity payments made periodically after the annuity commencement date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the annuity commencement date (the "exclusion ratio").

     i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the annuity commencement date, any additional payments (including surrenders) will be entirely includable in gross income.

     ii. If the annuity payments cease by reason of the death of the annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the annuity commencement date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the annuitant.

     iii. Generally, nonperiodic amounts received or deemed received after the annuity commencement date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

c. Aggregation of Two or More Annuity Contracts.

Contracts issued after October 21, 1988, by the same insurer (or affiliated insurer) to the same contract owner within the same calendar year (other than certain contracts held in connection with a tax- qualified retirement arrangement) will be treated as one annuity contract for the purpose of determining the taxation of distributions prior to the annuity commencement date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. The Company believes that for any annuity subject to such aggregation, the values under the contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the annuity commencement date. Withdrawals will first be treated as withdrawals of income until all of the income from all such contracts is withdrawn. As of the date of this Prospectus, there are no regulations interpreting this provision.

d. 10% Penalty Tax--Applicable to Certain Withdrawals and Annuity Payments.

     i. If any amount is received or deemed received on the contract (before or after the annuity commencement date), the Code applies a penalty tax equal to 10% of the portion of the amount includable in gross income, unless an exception applies.

     ii. The 10% penalty tax will not apply to the following distributions (exceptions vary based upon the precise plan involved):

     1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

     2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

     3. Distributions attributable to a recipient's becoming disabled.

     4. A distribution that is part of a scheduled series of substantially equal periodic payments for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's beneficiary).

     5. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982, (see next subparagraph e.).

e. Special Provisions Affecting Contracts Obtained through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased prior to August 14, 1982.

If the contract was obtained by a tax-free exchange of a life insurance or annuity contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the annuity commencement date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract," and (4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent: that such amount received or deemed received does not exceed the sum of (a) such pre- 8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange contracts are generally subject to the rules described in this subparagraph 3.

f. Required Distributions

     i. Death Of Contract Owner Or Primary Annuitant

     Subject to the alternative election or spouse beneficiary provisions in ii. or iii., below:

     1. If any contract owner dies on or after the annuity commencement date and before the entire interest in the contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

     2. If any contract owner dies before the annuity commencement date, the entire interest in the contract will be distributed within five years after such death; and

     3. If the contract owner is not an individual, then for purposes of 1. or 2., above, the primary annuitant under the contract shall be treated as the contract owner, and any change in the primary annuitant shall be treated as the death of the contract owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the contract.

     ii.  Alternative Election to Satisfy Distribution Requirements

     If any portion of the interest of a contract owner described in i., above, is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. The election and payments must begin within a year of the death.

     iii. Spouse Beneficiary

     If any portion of the interest of a contract owner is payable to or for the benefit of his or her spouse, and the annuitant or contingent annuitant is living, such spouse shall be treated as the contract owner of such portion for purposes of section i., above.

              3. Diversification Requirements.

              Section 817 of the Code provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or underlying fund are not adequately diversified in accordance with regulations prescribed by the Treasury Department. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on the annual increases in cash value.

              The Treasury Department has issued diversification regulations which generally require, among other things, that no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In addition, in the case of government securities, each government agency or instrumentality shall he treated as a separate issuer.

              A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the company or the contract owner must agree to pay the tax due for the period during which the diversification requirements were not met.

              The Company monitors the diversification of investments in the separate accounts and tests for diversification as required by the Code. The Company intends to administer all contracts subject to the diversification requirements in a manner that will maintain adequate diversification.

              4. Ownership of the Assets in the Separate Account.

              In order for a variable annuity contract to qualify for tax deferral, assets in the segregated asset accounts supporting the variable contract must be considered to be owned by the insurance company and not by the variable contract owner for tax purposes. The Internal Revenue Service ("IRS") has issued several rulings which discuss investor control. The IRS has ruled that certain incidents of ownership by the contract owner, such as the ability to select and control investments in a separate account, could cause the contract owner to be treated as the owner of the assets for tax purposes.

              Further, in the explanation to the temporary Section 817 diversification regulations, the Treasury Department noted that the temporary regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." The explanation further indicates that "the temporary regulations provide that in appropriate cases a segregated asset account may include multiple sub-accounts, but do not specify the extent to which policyholders may direct their investments to particular sub-accounts without being treated as the owners of the underlying assets. Guidance on this and other issues will be provided in regulations or revenue rulings under Section 817(d), relating to the definition of variable contract." The final regulations issued under Section 817 do not provide guidance regarding investor control, and as of the date of this Prospectus, no other such guidance has been issued. Further, the Company does not know if or in what form such guidance will be issued. In addition, although regulations are generally issued with prospective effect, it is possible that regulations may be issued with retroactive effect. Due to the lack of specific guidance regarding the issue of investor control, there is necessarily some uncertainty regarding whether a contract owner could be considered the owner of the assets for tax purposes. The Company reserves the right to modify the contracts as necessary, to prevent contract owners from being considered the owners of the assets in the separate accounts.

D. Federal Income Tax Withholding

The portion of a distribution which is taxable income to the recipient will be subject to federal income tax withholding, pursuant to Section 3405, of the Code, The application of this provision is summarized below:

1. Non-Periodic Distributions.

The portion of a non-periodic distribution which constitutes taxable income will be subject to federal income tax withholding unless the recipient elects not to have taxes withheld. If an election not to have taxes withheld is not provided, 10% of the taxable distribution will be withheld as federal income tax. Election forms will be provided at the time distributions are requested. If the necessary election forms are not submitted to the Company, the Company will automatically withhold 10% of the taxable distribution.

2. Periodic Distributions (distributions payable over a period greater than one year).

The portion of a periodic distribution which constitutes taxable income will be subject to federal income tax withholding as if the recipient were married claiming three exemptions, unless the recipient elects otherwise. A recipient may elect not to have income taxes withheld or to have income taxes withheld at a different rate by providing a completed election form. Election forms will be provided at the time distributions are requested.

E. General Provisions Affecting Qualified Retirement Plans

The contract may be used for a number of tax-qualified retirement plans. If the contract is being purchased with respect to some form of tax-qualified retirement. plan, please refer to Appendix I, commencing an page 26, for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. Annuity Purchases By Nonresident Aliens And Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on annuity distributions at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to an annuity purchase.

                                   Appendix I
              Information Regarding Tax-Qualified Retirement Plans

The tax rules applicable to tax qualified contract owners, including restrictions on contributions and distributions, taxation of distributions, and tax penalties, vary according to the type of plan as well as the terms and conditions of the plan itself. Various tax penalties may apply to contributions in excess of specified limits, to distributions in excess of specified limits, distributions which do not satisfy certain requirements and certain other transactions with respect to qualified plans. Accordingly, this summary provides only general information about the tax rules associated with use of the contract by a qualified plan. Contract owners, plan participants, and beneficiaries are cautioned that the rights and benefits of any person to benefits are controlled by the terms and conditions of the plan regardless of the terms and conditions of the contract. Some qualified plans are subject to distribution and other requirements which are not incorporated into the Company's administrative procedures. Owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable law. Because of the complexity of these rules, owners, participants and beneficiaries are encouraged to consult their own tax advisers as to specific tax consequences.

A. Tax-Qualified Pension or Profit-Sharing Plans

Provisions of the Code permit eligible employers to establish tax- qualified pension or profit sharing plans (described in Section 401(a) and 401(k), if applicable, and exempt from taxation under Section 501 (a) of the Code), and Simplified Employee Pension Plans (described in Section 408(k)). Such plans are subject to limitations on the amount that may be contributed, the persons who may be eligible and the time when distributions must commence. Employers intending to use these contracts in connection with such plans should seek competent tax and other legal advice.

B. Tax Sheltered Annuities Under Section 403(b)

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c) (3) of the Code to purchase annuity contracts, and, subject to certain limitations, exclude such contributions from gross income. Generally, such contributions may not exceed the lesser of $10,500 or 20% of the employee's "includable compensation" for his most recent full year employment, subject to other adjustments. Special provisions may allow some employees to elect a different overall limitation.

Tax-sheltered annuity programs under Section 403(b) are subject to a prohibition against distributions from the contract attributable to contributions made pursuant to a salary reduction agreement unless such distribution is made:

     (1) after the participating employee attains age 59 1/2;

     (2) upon separation from service;

     (3) upon death or disability; or

     (4) in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed).

     Generally, the above restrictions do not apply to distributions attributable to cash values or other amounts held under a Section 403(b) contract as of December 31, 1988.

C. Individual Retirement Annuities Under Section 408

Section 408 of the Code permits eligible individuals to establish individual retirement programs through the purchase of Individual Retirement Annuities ("IRAs"). IRAs are subject to limitations on the amount that may be contributed, the contributions that. may be deducted from taxable income, the persons who may be eligible and the time when distributions may commence. Also distributions from certain qualified plans may be "rolled-over" on a tax- deferred basis to an IRA.

D. Tax Penalties

Distributions from retirement plans are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the portion of the distribution which bears the same ratio as the after-tax contributions bear to the expected return.

1. Premature Distribution

Distributions from a qualified plan before the participant attains age 59 1/2 are generally subject to an additional tax equal to 10% of the taxable portion of the distribution. The 10% penalty does not apply to distributions made after the employee's death, on account of disability, for eligible medical expenses and distributions in the form of a life annuity and, except in the case of an IRA, certain distributions after separation from service after age 55. For these purposes "life annuity" means a scheduled series of substantially equal periodic payments for the life or life expectancy of the participant (or the joint lives or life expectancies of the participant and beneficiary).

2. Minimum Distribution Tax

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed.

An individual's interest in a tax-qualified retirement plan must generally be distributed, or begin to be distributed, not later than April 1 of the calendar year following the later of (i) the calendar year in which the individual attains age 70 1/2 or (ii) the calendar year in which the individual retires from service with the employer sponsoring the plan ("required beginning date"). However, the required beginning date for an individual who is a five (5) percent owner (as defined in the Code), or who is the owner of an IRA, is April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2. The entire interest of the participant must be distributed beginning no later than this required beginning date over a period which may not extend beyond a maximum of the life expectancy of the participant and a designated beneficiary. Each annual distribution must equal or exceed a "minimum distribution amount" which is determined by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. In addition, minimum distribution incidental benefit rules may require a larger annual distribution.

If an individual dies before reaching his or her required beginning date, the individual's entire interest must generally be distributed within five years of the individual's death. However, this rule will be deemed satisfied, if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the beneficiary is the individual's surviving spouse, distributions may be delayed until the individual would have attained age 70 1/2.

If an individual dies after reaching his or her required beginning date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

3. Withholding

In general, distributions from IRAs are subject to regular wage withholding rules.

Periodic distributions from other tax-qualified retirement plans that are made for a specified period of ten years or for the life or life expectancy of the participant (or the joint lives or life expectancies of the participant and the beneficiary) are generally subject to federal income tax withholding as if the recipient were married claiming three exemptions, unless the recipient elects otherwise. The recipient of periodic distributions may generally elect not to have withholding apply or to have income taxes withheld at a different rate by providing a completed election form.

Other distributions from such other tax-qualified retirement plans are generally subject to mandatory income tax withholding at the flat rate of 20% unless such distributions are:

          (1) the non-taxable portion of the distribution;

          (2) required minimum distributions; or

          (3) direct transfer distributions.

          Direct transfer distributions are direct payments to an IRA or to another eligible retirement plan under Section 401 (a) (31) of the Code.

                  CHANGES IN OPERATION OF THE SEPARATE ACCOUNT

The Company reserves the right, subject to compliance with applicable law, (1) to operate the Separate Account as a management investment company under the 1940 Act or in any other form permitted by law, (2) to deregister the Separate Account under the 1940 Act in accordance with the requirements of the 1940 Act, and (3) to substitute the shares of any other registered investment company for the Fund shares held by the Separate Account, in the event that Fund shares are unavailable for Separate Account investment, or if the Company shall determine that further investment in such fund shares is inappropriate in view of the purpose of the Separate Account. In no event will the changes described above be made without notice to contract owners in accordance with the 1940 Act.

The Company reserves the right, subject to compliance with applicable law, to change the name of the Separate Account.

                                LEGAL PROCEEDINGS

There are no material legal proceedings pending to which the Company or the Separate Account is a party or of which property of either of them is subject.

                                  LEGAL OPINION

Legal matters relating to Federal securities laws applicable to the Contracts as well as all matters relating to Federal income tax laws have been passed upon by Susan N. Roth, and legal matters relating to the insurance laws of Illinois, have been passed upon by Michael J. Velotta.

                       STATEMENT OF ADDITIONAL INFORMATION

                    TO BE USED WITH APRIL 30, 2002 PROSPECTUS
                  ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B
                           VARIABLE ANNUITY CONTRACTS
                                     SOLD BY
                           ALLSTATE ASSURANCE COMPANY
                    Northbrook, Illinois 60062 (847) 402-5000

This Statement of Additional Information should be used to supplement information provided by the May 1, 2002 Prospectus, which describes Variable Annuity Contracts ("Contracts") offered by Allstate Assurance Company ("Company").

This Statement of Additional Information is not a Prospectus. The Statement of Additional Information should be read with the Prospectus. The Prospectus sets forth information about the Contracts and the Allstate Assurance Company Separate Account B ("Separate Account") that an investor ought to know. The Prospectus may be obtained, without charge, upon written or oral request by calling Linda Daugheter at (800) 718-8824 or sending a written request to Allstate Assurance Company, c/o Susan Roth, Unumprovident Corporation, 1 Fountain Square, Chattanooga, TN 37402. Please refer to the Table of Contents for a cross-reference index to the Prospectus.

The date of this Statement of Additional Information is May 1, 2002.

                              The date of the Prospectus is May 1, 2002.

                                TABLE OF CONTENTS

General Information and History of the Company and the Separate Account.       1
Investment Objectives and Policies                                             2
Management: Board of Managers of the Separate Account                          3
Directors and Principal Officers of the Company                                3
Remuneration of the Board of Managers                                          4
Remuneration of the Directors and Principal Officers of the Company            4
Election of the Board of Managers                                              4
Investment Advisory Services                                                   5
Investment Advisory Agreement                                                  5
Sales and Administrative Services Agreement                                    5
Investment Sub-Advisory Agreement                                              6
Ownership and Control                                                          7
Brokerage Allocation                                                           7
Underwriters                                                                   9
Report of Independent Auditors
Financial Statements of the Separate Account.
Report of Independent Auditors.
Financial Statements of Allstate Assurance Company.

                             WHERE THIS INFORMATION
                               CAN BE FOUND IN THE
                                   PROSPECTUS
                                TABLE OF CONTENTS

General Information and History
of the Company and
the Separate Account ......................................................   1
Investment Objective and Policies. ........................................   2
Management:
  Board of Managers of the
Separate Account ..........................................................   3

Investment Advisory Services7
  Investment Advisory Agreement ...........................................   5
  Sales and Administrative
Services Agreement ........................................................   5
  Investment Sub-Advisory Agreement .......................................   6
Brokerage Allocation ......................................................   7
Annuity Payments ..........................................................  20
Purchase and Pricing of Contracts. ........................................  23

                       GENERAL INFORMATION AND HISTORY OF
                               THE COMPANY AND THE
                                SEPARATE ACCOUNT

The Company serves as insurer and as investment adviser to the Separate Account. Allstate Assurance Company ("Company") is a stock life insurance company currently organized under the laws of the State of Illinois. The Company was originally organized under the laws of the State of Iowa on June 28, 1967. In accordance with the provisions of the Iowa Insurance Code, the Separate Account was established by the Company on August 21, 1967.

On November 27, 1974, all of the outstanding shares of stock of the Company were purchased by Provident Life and Accident Insurance Company ("Provident"), Chattanooga, Tennessee. Provident was organized in 1887 under the laws of Tennessee.

On September 29, 1978, the Company changed its domicile from Des Moines, Iowa, to Chattanooga, Tennessee, pursuant to Section 56-202(b) of the Tennessee Code Annotated. As a result of the redomestication, the Company became a Tennessee corporation. In early 1996, as the result of corporate restructuring, the Company became a direct wholly-owned subsidiary of Provident Companies, Inc., whose stock is publicly held and traded on the New York Stock Exchange. On February 1, 2001, all of the outstanding shares of stock of the Company were purchased by Allstate Life Insurance Company ("Allstate"), an Illinois insurance company.

Allstate, itself and/or through its subsidiaries, markets a broad line of life insurance, annuity and group pension products through diverse distribution channels. As of December 31, 2001, Allstate and its subsidiaries had assets of over $65.7 billion. Allstate is a wholly-owned subsidiary of Allstate Insurance Company which, in turn, is a wholly-owned subsidiary of The Allstate Corporation. Allstate is an Illinois stock insurance company.

Under the provisions of Illinois law, the assets in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct. The Separate Account, though an integral part of the Company, is registered as an open-end diversified management investment company under the Investment Company Act of 1940. Under Illinois law, regulation of the Company by the Insurance Commissioner of the State of Illinois includes regulation of the Separate Account. Registration with the Securities and Exchange Commission ("SEC") does not involve supervision of management or investment practices or policies of the Separate Account or the Company by the SEC.

The Company is taxed as a life insurance company under Sub-Chapter L of the Internal Revenue Code. Although the operations of the Separate Account are accounted for separately from other operations of the Company for purposes of federal taxation, the Separate Account is not separately taxed as a regulated investment company or otherwise as a taxable entity separate from the Company. Under existing federal income tax laws, the income (consisting primarily of interest, dividends and net capital gains) of the Separate Account, to the extent that it is applied to increase reserves under variable annuity contracts, is not taxable to the Company.

The Rules and Regulations of the Separate Account provide for a three- member Board of Managers, members being elected at annual meetings for one-year terms. A majority of the Board of Managers will not be "interested persons" as defined in Section 2(a) of the 1940 Act.

Investment custodial services are provided through an agreement between the Company and Chase Manhattan Bank, N.A., 3 Chase MetroTech Center, 6th Floor, Brooklyn, New York 11245. The Separate Account's independent certified public accountant is Ernst & Young LLP, 300 Krystal Bldg., One Union Square, Chattanooga, Tennessee 37402.

     A Registration Statement has been filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, with respect to the contracts and the Separate Account discussed in the Prospectus. Not all of the information set forth in the Registration Statement, amendments and exhibits thereto has been included in the Prospectus. Statements contained in the Prospectus concerning the content of the contracts and legal instruments are only summaries. For a complete statement of the terms of these documents, reference should be made to the instruments filed with the SEC.

     (The laws and regulations of the states in which the Company is licensed contain various requirements as to the amounts of stockholder's equity, which the Company is required to maintain. The Company's statutory capital and surplus of $10,357,000 And $19,706,000 as of December 31, 2001 and 2000 respectively, is in compliance with the requirements of all such states. The Company is subject to various state insurance regulatory restrictions that limit the maximum amounts of dividends available for payment without prior approval. Under current law, the maximum amount of dividends the Company can distribute in 2002 without the prior approval of the Illinois Department of Insurance is $736,000. Dividends in excess of this amount may only be paid with regulatory approval. Statutory net income loss for 2001, 2000 and 1999 was $349,000, $12,471,000 and $2,029,000, respectively. On January 31, 2001, the Company paid a cash dividend of $10,300,000 to UnumProvident Corporation, it's parent at that time. The Company declared and paid dividends to its parent, UnumProvident Corporation, ("UnumProvident") of $2,500,000 in 2000, and $0 in 1999.)

     The public offering of Contracts of the Separate Account was discontinued on February 1, 1984. No further offering of the contracts of the Separate Account is made hereby.

                       INVESTMENT OBJECTIVES AND POLICIES

     The primary investment objective of the Separate Account is long-term capital growth. The assets of the Separate Account will usually be invested in a diversified portfolio of equities, which will be primarily common stocks, with such changes as may seem advisable, from time to time, to take into account changes in the outlook for particular industries or companies.

     There may be times when management feels that conditions are such that continued investment in a portfolio made up primarily of common stocks does not appear to be the best method of seeking the objective of the Separate Account. At such times, a larger proportion of the assets may be invested in preferred stocks, corporate bonds or debentures (which may or may not be convertible into stocks), stock warrants or options (puts or calls), or real estate.

     Periodically, and in limited amounts, the Separate Account may hold funds in the form of short-term obligations, such as U.S. Treasury Bills, bankers' acceptances, certificates of deposit and commercial paper. This permits a return on cash balances held prior to investments of these funds in securities.

     As the Contracts are subject to the risks associated with common stock investments and changing economic conditions, there can be no assurance that the investment objective will be attained. Please refer to the Prospectus for a description of all fundamental and non-fundamental investment policies.

     Fundamental investment policies may not be changed without the approval of a majority in interest of the owners of annuity Contracts to which variable accumulation units are credited. A majority in interest of the owners of variable annuity Contracts means the vote of (a) 67% or more of the vote of the Contract owners present and entitled to vote at the meeting, if Contract owners who hold with the power to vote over 50% of the variable accumulation units outstanding are present or represented by proxy; or (b) more than 50% of the variable accumulation units outstanding, whichever is less. Non-fundamental investment policies may be changed by a vote of the Board of Managers.

     Changes in the Separate Account's investments are reviewed by the Board of Managers. The aggregate portfolio turnover rates for the years 2001, 2000 and 1999 were 12%, 1% and 14%, respectively.

                                   MANAGEMENT

             INFORMATION CONCERNING MEMBERS OF THE BOARD OF MANAGERS

------------------------------------------------------------------------------------------------------------------------------------
            (1)                     (2)                   (3)                  (4)                 (5)                  (6)
       Name, Address         Position(s) Held     Term of Office and        Principal           Number of              Other
          and Age            with the Separate      Length of Time        Occupation(s)       Portfolios in     Directorships Held
                                  Account               Served            During Past 5     Separate Account      by Director or
                                                                              Years            Overseen by          Nominee For
                                                                                               Director or            Director
                                                                                               Nominiee for
                                                                                                 Director
------------------------------------------------------------------------------------------------------------------------------------
Henry E. Blaine (72)        Member,               2001-2002            B&B Enterprises,             1                  None
C/o Susan Roth              Board of Managers     25 years of service  Partner
1 Fountain Square
Chattanooga, TN 37402
------------------------------------------------------------------------------------------------------------------------------------
H. Grant Law, Jr. (55)      Member,               2001-2002            President, Newton            1                  None
C/o Susan Roth              Board of Managers     11 years of service  Chevrolet, Inc.;
1 Fountain Square                                                      President, Newton
Chattanooga, TN 37402                                                  Oldsmobile - GMC
                                                                       Trucks Mitsubishi,
                                                                       Inc.
------------------------------------------------------------------------------------------------------------------------------------

The member of the Board of Managers listed below is an "interested person" of the Separate Account within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

------------------------------------------------------------------------------------------------------------------------------------
            (1)                     (2)                   (3)                  (4)                 (5)                  (6)
       Name, Address         Position(s) Held     Term of Office and        Principal           Number of              Other
          and Age            with the Separate      Length of Time        Occupation(s)       Portfolios in     Directorships Held
                                  Account               Served            During Past 5     Separate Account      by Director or
                                                                              Years            Overseen by          Nominee For
                                                                                               Director or            Director
                                                                                               Nominiee for
                                                                                                 Director
------------------------------------------------------------------------------------------------------------------------------------
David G. Fussell * (54)     Chairman              2001-2002            Senior Vice                  1                  None
C/o Susan Roth              Board of Managers     8 years of service   President,
1 Fountain Square                                                      UnumProvident
Chattanooga, TN 37402                                                  Corporation,
                                                                       Chattanooga,
                                                                       Tennessee
------------------------------------------------------------------------------------------------------------------------------------

* Officer of PRIMCO (the investment sub-advisor of the Separate Account) and other subsidiaries within the UnumProvident Corporation holding company system.

None of the members of the Board of Managers who are not "interested persons" of the Separate Account within the meaning of Section 2(a)(190) of the Investment Company Act of 1940 owns beneficially or of record securities of the Company or any of its affiliates.

C. Remuneration of the Board of Managers

     UnumProvident paid all expenses relative to the oparation of the Separate Account including fees and expenses of the members of the Board of Managers as well as expenses for the audit of the Separate Account. Members of the Board of Managers who are also active or retired officers, directors or employees of the Company or the Investment Sub-Adviser do not receive any fees from the Separate Account. These members are deemed to be interested persons and receive direct remuneration or an indirect benefit as active or retired officers and/or stockholders of the Company. The total aggregate remuneration paid by the Separate Account to all members of the Board of Managers for the fiscal year ended December 31, 2001 was $8,000.00. This amount represents consideration paid for attendance at meetings of the Board of Managers. Reimbursement for expenses incurred may also be made if and when applicable.

                               COMPENSATION TABLE

(1)                     (2)             (3)                   (4)                 (5)

                                       Pension or
                                       Retirement                              Total Compensation
                    Aggregate          Benefits Accrued    Estimated           From Registrant
Name of Person,     Compensation       As Part of Fund     Annual Benefits     and Fund Complex
Position            From Registrant    Expenses            Upon Retirement     Paid to Directors
--------            ---------------    --------            ---------------     -----------------
David G. Fussell         $0                $0                   $0                    $0
Chairman

Henry E. Blaine        $4,000              $0                   $0                  $4,000
Member

H. Grant Law, Jr.      $4,000              $0                   $0                  $4,000

D. Election of the Board of Managers

     The Board of Managers of the Separate Account is elected annually by the owners of Contracts for which reserves are maintained in the Separate Account. Under the terms of the 1940 Act, the Separate Account must have a Board of Managers, not more than sixty-percent of the members of which are deemed to be " interested persons" of the Separate Account or its Investment Adviser/Principal Underwriter as defined in the 1940 Act. Two members of the Board of Managers whose terms continue, namely Mr. Blaine and Mr. Law, are not deemed to be "interested persons" as defined in the 1940 Act.

E.   Audit Committee of the Board of Managers

     The Audit Committee is responsible for the following functions:

        a.  Review the scope, plan, timing and results of the audit;

        b. Review with auditors and management the appropriateness and the implementation of applicable procedures for internal auditing, accounting and financial control; and

        c. Review of auditors' opinion and discussion with auditors of their experiences in conducting the audit.

     Members of the Audit Committee include Henry E. Blaine and H. Grant Law. The Audit Committee met twice during its last fiscal year (2001). The Board of Managers has not adopted a written charter for the Audit Committee. The Separate Account does not have nominating or compensation committees.

                          INVESTMENT ADVISORY SERVICES

Investment Advisory Agreement

     The Company currently serves as investment adviser to the Separate Account pursuant to an investment advisory agreement ("Investment Advisory Agreement"), which was approved by Contract owners on December 29, 2000. The Investment Advisory Agreement must be renewed each year by a majority of the Separate Account's Board of Managers who are not parties to the agreement or interested persons of any such party.

     Under the Investment Advisory Agreement, the Company provides "investment advisory services" to the Separate Account. In that connection, it is required specifically to provide the Board of Managers continuously with an investment program for its approval or rejection and, if rejected, to submit another program for consideration.

     Pursuant to the Investment Advisory Agreement, the Company is responsible for all duties related to the investment, reinvestment and safekeeping of the assets of the Separate Account and for all expenses attributable to performing its investment advisory services, including costs, if any, of compensating officers and employees of the Company connected with providing investment advisory services to the Separate Account.

     In connection with the Company's obligations under the Investment Advisory Agreement, the Company bears the cost of all service and expenses attributable to the maintenance and operation of the Separate Account (other than costs relating to the administration and distribution of the variable annuity contracts which are provided for in the current Sales and Administration Agreement for the Separate Account). These costs include, among other things: fees paid to PRIMCO pursuant to the investment sub-advisory agreement between the Company and PRIMCO ("Investment Sub-Advisory Agreement"), as described below; fees required by federal and state securities regulatory authorities and the National Association of Securities Dealers, Inc., costs of maintaining the books and records of the Separate Account; determining the net asset value of the Separate Account, including salaries, rent, postage, telephone, travel, office equipment and stationery. All brokerage commissions and other fees relating to purchases and sales of investments for the Separate Account are paid out of the assets of the Separate Account.

     For its advisory services to the Separate Account under the Investment Advisory Agreement, the Company charges an amount which equals, on an annual basis, 0.5% of the average daily net asset value of the Separate Account. This charge is paid weekly by the Separate Account. At December 31, 2001, the net asset value for the Separate Account was $15.30. For the fiscal years ended December 31, 2001, 2000 and 1999, the Company received fees under the agreement aggregating $32,588, $55,413 and $90,919, respectively.

Sales and Administrative Services Agreement

     The Company also performs administrative functions pursuant to a Sales and Administrative Services Agreement between the Company and the Separate Account, dated August 21, 1967, and amended on February 21, 1979.

     As a consequence of an Asset Transfer and Acquisition Agreement entered into by Provident Companies, Inc., et. al. and American General Corporation, et. al., dated as of December 8, 1997, the Variable Annuity Life Insurance company became the Administrator of the Separate Account pursuant to the Separate Account Administrative Services Agreement, dated May 15, 1998, between the Company and The Variable Annuity Life Insurance Company. The change in Administrator did not result in any changes in administrative and sales fee.

     Under the Sales and Administrative Services Agreement, the Company performs administrative functions relative to variable annuity contracts, receiving as compensation the sales and administration charge deducted from purchase payments as described in the Prospectus. The total sales and administration charges received by the Company in 2001, 2000 and 1999 were $594, $1,036 and $3,785, respectively.

The Company also received $45,622, $77,579 and $127,286, from the Separate Account during 2001, 2000 and 1999, respectively, as its charge for assuming the mortality and expense risks under its variable annuity contracts, this representing a charge on each valuation date of an amount which, on an annual basis, equals .70% of the average daily net asset value of the Separate Account as permitted under the Sales and Administrative Services Agreement. At the present time the Company believes there are no statutory or regulatory limitations on the expenses that may be deducted from the Separate Account, but the Company assures that all expense deductions, other than for taxes, will not exceed 2% annually based upon the average daily net asset value of the Separate Account.

Investment Sub-Advisory Agreement

     Under the Investment Advisory Agreement between the Separate Account and the Company, the Company is specifically authorized to employ one or more sub-advisors in connection with the services to be performed and obligations to be assumed by the Company. On December 22, 2000, the contract owners approved the Investment Sub-Advisory Agreement between the Company and PRIMCO, which became effective February 1, 2001. The Investment Sub-Advisory Agreement was substantially identical to the Sub-Advisory Agreement originally entered into by the Company and PRIMCO on June 25, 1998.

     Under the Investment Sub-Advisory Agreement, PRIMCO, subject to the supervision of the Company and the Board of Managers of the Separate Account, is responsible for providing investment advisory services to the Company for the Separate Account in accordance with investment objectives and guidelines provided by the Company. In providing these services, PRIMCO is authorized to buy, sell, exchange, convert and otherwise trade in securities in the portfolio, and place orders for the execution of such transactions with or through such brokers, dealers, or issuers as it selects. PRIMCO provides the Company with a value of the portfolio on a daily basis. PRIMCO provides such reports to the Company and the Board of Managers as are reasonably required and attends meetings of the Board of Managers on a quarterly basis.

     For providing such investment sub-advisory services, the Company pays PRIMCO compensation in the amount of .15% per annum, based on the average market value of the Separate Account as of the last business day of each calendar month in the quarter. The fee is payable quarterly by the Company.

     PRIMCO is a Tennessee limited liability company organized in October 1997. It is owned by UnumProvident Corporation. PRIMCO is registered with the SEC as an investment adviser. Its principal offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402. Its predecessor was The Paul Revere Investment Management Company, with whom it was merged in 1997. The managers of PRIMCO are also officers of UnumProvident Corporation. The members of the Board of Governors of PRIMCO are officers of UnumProvident Corporation. The personnel employed by PRIMCO consist primarily of individuals who were previously employed in the investment operations of Provident Companies, Inc. or its insurance subsidiaries. Thus, the same personnel who has provided investment services to the company and to the Separate Account continue to do so, but they are employed by a different legal entity.

     As well as providing investment management services to the Company, PRIMCO also provides investment management services to the Provident companies. As of December 31, 2001, PRIMCO had over $28.2 billion in assets under management.

Ownership and Control

     As of December 31, 2001, the members of the Board of Managers of the Separate Account and the directors and principal officers of the Company as a group, through their ownership of individual variable annuity contracts, owned beneficially and of record no units.

BROKERAGE ALLOCATION

     PRIMCO, as a sub-adviser to the Company, selects the securities for purchase and sale by the Separate Account. Changes in the Separate Account's investments are reviewed by the Board of Managers.

     The Company has no set formula for the distribution of brokerage business in connection with the placing of orders for the purchase and sale of investments. The primary consideration in placing portfolio security transactions with broker/dealers is execution at the most favorable prices and in the most effective manner possible.

     PRIMCO attempts to achieve this result by selecting broker/dealers to execute portfolio transactions on behalf of the Separate Account and its other clients on the basis of their professional capability, the value and quality of the brokerage services and the level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but prices include a dealer's markup or markdown), PRIMCO normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of such securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time-to-time soliciting dealer fees may be available to PRIMICO on the tender of Separate Account portfolio securities in so-called "Tender or Exchange Offers." Such soliciting dealer fees will be, in effect, recaptured for the Separate Account by PRIMCO to the extent possible. At present, no other recapture agreements are in effect. Brokerage business is not allocated based on the sale of variable annuity contracts.

     Under the Investment Sub-Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, PRIMCO may cause the Separate Account to pay a broker /dealer who provides brokerage and research services to the Separate Account and to PRIMCO, an amount of commission for effecting a securities transaction for the Separate Account in excess of the amount other broker/dealers would have charged for the transaction. PRIMCO may do this if it determines in good faith that the greater commission is reasonable in relation to the value of the brokerage research services provided by the executing broker/dealer viewed in terms of either a particular transaction or PRIMCO's overall responsibility to the Separate Account or to its other clients. Not all such service are useful or of value in advising the Separate Account.

     The term "broker and research services" includes advice as to the value of the securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities. It also includes furnishing analysis reports and reports concerning issues, industries, securities, economic factors, trends, portfolio strategies, performance of accounts, as well as effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

     Although commissions paid on every transaction will, in the judgment of PRIMCO, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker/dealer might charge may be paid to broker/dealers who were selected to execute transactions on behalf of the Separate Account and PRIMCO's other clients. This could occur, in part, when a broker/dealer provides advice as to the availability of securities or purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

     Broker/dealers may be willing to furnish statistical research and other factual information or services ("research") to PRIMCO for no consideration other than brokerage and underwriting commissions. Securities may be bought or sold through such broker/dealers but, at present, unless otherwise directed by the Separate Account, a commission higher than one charged will not be paid to such a firm solely because it provided such "research" to PRIMCO.

     PRIMCO's investment management personnel attempt to evaluate the quality of "research" provided by brokers. Results of this effort are sometimes used by PRIMCO as a consideration in selection of brokers to execute portfolio transactions. However, PRIMCO is unable to quantify the amount of commission which was paid as a result of such "research" because a substantial number of transactions were effected through brokers who provide "research" but were selected principally because of their execution capabilities.

     In certain instances, there may be securities which are suitable for the Separate Account's portfolio as well as that of one or more of the other clients of PRIMCO. Investment decisions for the Separate Account and for PRIMCO's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by or bought or sold for other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are unavoidable because several clients have similar investment objectives. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized in some cases this system could have a detrimental effect on the price or volume of the securities as far as the Separate Account is concerned. In other cases, it is believed that the Separate Account's ability to participate in volume transactions will produce better transaction results for the Separate Account.

     Brokerage commissions paid in the years ended December 31, 2001, 2000 and 1999 amounted to $4,539, $4,162 and $7,411, respectively. Brokerage commissions were paid to 4 brokers in 2001. No brokerage commission was paid to any broker who was or is an affiliated person of the Company, the Separate Account or PRIMCO.

                                  UNDERWRITERS

     Until March 2002, the Company served as the underwriter for the Separate Account. As approved by the Board of Managers on February 7, 2002, the Underwriting Agreement between the Company and the Separate Account was terminated and an Underwriting Agreement between the Separate Account and ALFS, Inc., an affiliate broker-dealer of the Company, was entered into effective as of March 30, 2002. Both ALFS, Inc. and the Company are wholly-owned subsidiaries of Allstate Life Insurance Company.

                         REPORT OF INDEPENDENT AUDITORS

Board of Managers and Contract Owners
Allstate Assurance Company
 Separate Account B

We have audited the accompanying statements of assets and liabilities of Allstate Assurance Company Separate Account B as of December 31, 2001 and 2000, including the schedule of investments as of December 31, 2001, and the related statements of operations and changes in contract owners' equity for each of the three years in the period ended December 31, 2001, and the supplementary information for each of the ten years in the period then ended. These financial statements and supplementary information are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and supplementary information based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary information are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001 and 2000, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and supplementary information referred to above present fairly, in all material respects, the financial position of Allstate Assurance Company Separate Account B at December 31, 2001 and 2000, the results of its operations and the changes in contract owners' equity for each of the three years in the period ended December 31, 2001, and the supplementary information for each of the ten years in the period then ended, in conformity with accounting principles generally accepted in the United States.




January 25, 2002

STATEMENTS OF ASSETS AND LIABILITIES

Allstate Assurance Company Separate Account B

                                                                                        December 31
                                                                                 2001                    2000
                                                                                 ----                    ----
ASSETS

Common stocks--at market value
   (Cost: 2001 -- $3,957,888; 2000 -- $5,052,416)                           $ 4,994,650             $ 7,894,360
Cash                                                                             11,697                  20,578
Accrued dividends and interest                                                    2,367                   4,618
Amounts due from Allstate Assurance Company                                       6,594                      95
                                                                           ------------             -----------

                                 TOTAL ASSETS                                 5,015,308                7,919,651
                                                                           ------------             ------------

LIABILITIES AND CONTRACT OWNERS' EQUITY

Amounts payable for terminations and variable annuity benefits                   33,787                  83,407
Management fee and other amounts due Provident
    National Assurance Company                                                    5,085                   7,204
                                                                           ------------             -----------

                            TOTAL LIABILITIES                                    38,872                  90,611
                                                                           ------------             -----------

Contract owners' equity:
    Deferred annuity contracts terminable by owners--(accumulation units outstanding: 2001 -- 238,382.145; 2000 -- 361,852.882;
      unit value: 2001 -- $15.297123; 2000 -- $16.659801                      3,646,561               6,028,397
    Annuity contracts in pay-out period                                       1,329,875               1,800,643
                                                                           ------------             -----------

                TOTAL CONTRACT OWNERS' EQUITY                              $  4,976,436             $ 7,829,040
                                                                           ============             ===========

See notes to financial statements.

STATEMENTS OF OPERATIONS

Allstate Assurance Company Separate Account B

                                                                                      Year Ended December 31
                                                                                2001           2000           1999
                                                                                ----           ----           ----
INVESTMENT LOSS

    Income:

       Dividends                                                           $    44,881   $     69,715     $   117,994
       Interest                                                                    164          2,306           8,906
                                                                          ------------   ------------    ------------
                                                                                45,045         72,021         126,900
                                                                          ------------   ------------    ------------

    Expenses--Note C:
       Investment advisory services                                             32,588         55,413          90,919
       Mortality and expense assurances                                         45,622         77,579         127,286
                                                                          ------------   ------------    ------------
                                                                                78,210        132,992         218,205
                                                                          ------------   ------------    ------------


                       NET INVESTMENT LOSS                                     (33,165)       (60,971)        (91,305)
                                                                          ------------   ------------    ------------


REALIZED AND UNREALIZED GAIN (LOSS) ON
   INVESTMENTS--NOTE A

    Net realized gain from investment transactions
     (excluding short-term securities):
       Proceeds from sales                                                   3,075,707      6,403,630       9,283,030
       Cost of investments sold                                              1,903,708      2,311,287       4,400,934
                                                                          ------------   ------------    ------------
          Net realized gain                                                  1,171,999      4,092,343       4,882,096
                                                                          ------------   ------------    ------------

    Net unrealized appreciation of investments:
       At end of year                                                        1,036,762      2,841,944       8,413,483
       At beginning of year                                                  2,841,944      8,413,483       9,299,268
                                                                          ------------   ------------    ------------
       Decrease in net unrealized appreciation
            of investments                                                  (1,805,182)    (5,571,539)       (885,785)
                                                                          ------------   ------------    ------------

NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS                                                              (633,183)    (1,479,196)      3,996,311
                                                                          ------------   ------------    ------------

             INCREASE (DECREASE) IN CONTRACT OWNERS'
                EQUITY FROM INVESTMENT ACTIVITIES                          $  (666,348)  $ (1,540,167)    $ 3,905,006
                                                                          ============   ============    ============


Ratio of expenses to total investment income                                    173.63%        184.66%         171.95%
                                                                          ============   ============    ============

See notes to financial statements.

STATEMENTS OF CHANGES IN VARIABLE ANNUITY CONTRACT OWNERS' EQUITY

Allstate Assurance Company Separate Account B

                                                                                      Year Ended December 31
                                                                                2001           2000           1999
                                                                                ----           ----           ----
BALANCE AT BEGINNING OF YEAR                                              $  7,829,040    $14,186,833     $18,293,024
                                                                         -------------    -----------     -----------

FROM INVESTMENT ACTIVITIES:
    Net investment loss                                                        (33,165)       (60,971)        (91,305)
    Net realized gain on investments                                         1,171,999      4,092,343       4,882,096
    Decrease in net unrealized appreciation of investments                  (1,805,182)    (5,571,539)       (885,785)
                                                                         -------------    -----------     -----------
    Increase (decrease) in contract owners' equity from
       investment activities                                                  (666,348)    (1,540,167)      3,905,006
                                                                         -------------    -----------     -----------

FROM VARIABLE ANNUITY CONTRACT TRANSACTIONS:

    Net contract purchase payments (Units purchased):
      2001 --       91.006;
      2000 --      336.590;
      1999 --      940.920;                                                      1,431          6,172          15,418
    Terminations and death benefits (Units terminated):
      2001 --  123,561.743;
      2000 --  247,985.241;
      1999 --  438,602.231;                                                 (1,862,933)    (4,425,540)     (7,587,364)
    Variable annuity benefits paid (Number of units):
      2001 --   21,146.840;
      2000 --   22,045.104;
      1999 --   26,818.794;                                                   (324,754)      (398,258)       (439,251)
                                                                         -------------    -----------     -----------

Decrease in contract owners' equity from variable
   annuity contract transactions                                            (2,186,256)    (4,817,626)     (8,011,197)
                                                                         -------------    -----------     -----------

Net DECREASE in contract
  OWNERS' EQUITY                                                            (2,852,604)    (6,357,793)     (4,106,191)
                                                                         -------------    -----------     -----------

BALANCE AT END OF YEAR                                                    $  4,976,436    $ 7,829,040     $14,186,833
                                                                         =============    ===========     ===========

See notes to financial statements.

SCHEDULE OF INVESTMENTS

Allstate Assurance Company Separate Account B

December 31, 2001

                                             Number of       Market
                                              Shares          Value
                                            -----------     ---------
COMMON STOCKS

CAPITAL GOODS (14.1%)

  Allied Waste Industries, Inc. *              8,000        $  112,480
  Corning, Inc.                                3,000            26,760
  General Electric Company                     4,000           160,320
  Textron, Inc.                                2,000            82,920
  Tyco International, Ltd.                     4,100           241,490
  Waste Management, Inc.                       2,500            79,775
                                                            ----------
                                                               703,745

CONSUMER GOODS (12.6%)

  Lear Corporation *                           3,400           129,676
  Lowe's Companies, Inc.                       2,600           120,666
  Masco Corporation                            3,000            73,500
  Newell Rubbermaid, Inc.                      3,000            82,710
  Office Depot, Inc. *                         6,100           113,094
  PepsiCo, Inc.                                1,600            77,904
  Staples, Inc. *                              1,500            28,050
                                                            ----------
                                                               625,600

CONSUMER SERVICES (20.1%)

  AOL Time Warner, Inc. *                      4,000           128,400
  Cendant Corporation *                        6,660           130,603
  Comcast Corporation, Class A  *              4,000           144,000
  Kroger Company *                             4,000            83,480
  Safeway, Inc. *                              2,300            96,025
  United Rentals, Inc. *                       8,200           186,140
  Viacom, Inc. Class B *                         900            39,735
  Wal-Mart Stores, Inc.                        2,000           115,100
  Walt Disney Company                          3,700            76,664
                                                            ----------
                                                             1,000,147

ENERGY (6.0%)

  Grant Prideco, Inc. *                        3,600            41,400
  Royal Dutch Petroleum Company                1,300            63,726
  Schlumberger, Ltd.                           1,400            76,930
  Weatherford International, Inc. *            3,100           115,506
                                                            ----------
                                                               297,562


See notes to financial statements.

Allstate Assurance Company Separate Account B

December 31, 2001

                                               Number of             Market
                                                 Shares              Value
                                               ----------          ---------
COMMON STOCKS - Continued

FINANCIAL (14.5%)

   Affiliated Managers Group, Inc. *               1,700        $       119,816
   American Express Company                        3,000                107,070
   Bank of America Corporation                     1,700                107,015
   Citigroup, Inc.                                 1,500                 75,720
   J.P. Morgan Chase and Co.                       3,850                139,948
   Morgan Stanley Dean Witter & Co.                1,000                 55,940
   Washington Mutual, Inc.                         3,600                117,720
                                                                 --------------
                                                                        723,229

HEALTH CARE (8.4%)

   Eli Lilly and Company                           1,400                109,956
   HealthSouth Corporation  *                      7,200                106,704
   Johnson & Johnson                                 864                 51,062
   Medtronic, Inc.                                 1,200                 61,452
   Tenet Healthcare Corporation *                  1,500                 88,080
                                                                  -------------
                                                                        417,254

TECHNOLOGY - HARDWARE (5.6%)

    Cisco Systems, Inc.  *                         6,000                108,660
    Intel Corporation                              4,600                144,670
    JDS Uniphase Corporation  *                    2,800                 24,444
                                                                 --------------
                                                                        277,774

TECHNOLOGY - SOFTWARE & SERVICES (9.1%)

   First Data Corporation                          1,500                117,675
   Microsoft Corporation  *                        3,200                212,064
   Oracle Corporation  *                           6,300                 87,003
   Yahoo!, Inc. *                                  2,000                 35,480
                                                                  -------------
                                                                        452,222

See notes to financial statements.

Allstate Assurance Company Separate Account B

December 31, 2001

                                               Number of             Market
                                                 Shares              Value
                                               ----------          ---------
COMMON STOCKS - Continued

FINANCIAL (14.5%)

   Affiliated Managers Group, Inc. *             1,700          $       119,816

TELECOMMUNICATIONS (10.0%)

   Broadwing, Inc.  *                            5,600          $        53,200
   Global Crossing Ltd.  *                       5,740                    4,822
   Palm, Inc.  *                                 1,500                    5,820
   Qwest Communications International            1,500                   21,195
   Sanmina-SCI Corporation  *                    7,496                  149,170
   Sprint Corporation PCS Group  *               3,000                   73,230
   Vodafone Airtouch, PLC - ADR                  3,000                   77,040
   Worldcom, Inc. - Worldcom Group  *            8,000                  112,640
                                                                ---------------
                                                                        497,117
                                                                ---------------

TOTAL COMMON STOCK (100.4%)                                           4,994,650
                                                                ---------------

TOTAL INVESTMENTS (100.4%)                                            4,994,650

CASH AND RECEIVABLES LESS LIABILITIES (-0.4%)                           (18,214)
                                                                ---------------

TOTAL CONTRACT OWNERS' EQUITY (100.0%)                              $ 4,976,436
                                                                ===============

*   Non-income producing security.

See notes to financial statements.

SUPPLEMENTARY INFORMATION

Allstate Assurance Company Separate Account B

Selected data for an accumulation unit outstanding (including both deferred annuity contracts terminable by owners and annuity contracts in pay-out period) throughout each period excluding sales loads:

                                                                           Year Ended December 31
                                                      2001           2000           1999            1998           1997
                                                      ----           ----           ----            ----           ----
Investment income                                 $   0.11       $   0.12       $   0.12      $     0.10     $     0.10
Expenses                                              0.19           0.22           0.20            0.14           0.12
                                                  --------       --------       --------      ----------     ----------
Net investment loss                                  (0.08)         (0.10)         (0.08)          (0.04)         (0.02)
Net realized and unrealized gain
    (loss) on investments                            (1.28)         (2.42)          4.07            3.85           2.96
                                                  --------       --------       --------      ----------     ----------
Net increase (decrease) in contract
    owners' equity                                   (1.36)         (2.52)          3.99            3.81           2.94
Net contract owners' equity:
    Beginning of year                                16.66          19.18          15.19           11.38           8.44
                                                  --------       --------       --------      ----------     ----------

    End of year                                   $  15.30       $  16.66       $  19.18      $    15.19     $    11.38
                                                  ========       ========       ========      ==========     ==========


Ratio of expenses to average contract
    owners' equity                                    1.21%          1.20%          1.22%           1.07%          1.16%
Ratio of net investment loss to
    average contract owners' equity                  (0.51%)        (0.55%)        (0.51%)         (0.30%)        (0.16%)
Portfolio turnover                                      12%             1%            14%             11%            25%
Number of deferred annuity contracts
    terminable by owners accumulation
    units outstanding at end of year               238,382        361,853        609,502       1,043,607      1,310,831

See notes to financial statements.

Allstate Assurance Company Separate Account B

Selected data for an accumulation unit outstanding (including both deferred annuity contracts terminable by owners and annuity contracts in pay-out period) throughout each period excluding sales loads:

                                                                           Year Ended December 31
                                                    1996            1995           1994            1993           1992
                                                    ----            ----           ----            ----           ----
Investment income                             $     0.11      $     0.13     $     0.15      $     0.14     $     0.12
Expenses                                            0.09            0.07           0.07            0.06           0.06
                                              ----------      ----------     ----------      ----------     ----------
Net investment income                               0.02            0.06           0.08            0.08           0.06
Net realized and unrealized gain (loss)
    on investments                                  1.51            1.44          (0.32)           0.54          (0.07)
                                              ----------      ----------     ----------      ----------     ----------
Net increase (decrease) in contract
    owners' equity                                  1.53            1.50          (0.24)           0.62          (0.01)
Net contract owners' equity:
    Beginning of year                               6.91            5.41           5.65            5.03           5.04
                                              ----------      ----------     ----------      ----------     ----------

    End of year                               $     8.44      $     6.91     $     5.41      $     5.65     $     5.03
                                              ==========      ==========     ==========      ==========     ==========


Ratio of expenses to average contract
    owners' equity                                  1.20%           1.21%          1.21%           1.22%          1.21%
Ratio of net investment income to
    average contract owners' equity                 0.30%           0.89%          1.72%           1.39%          1.36%
Portfolio turnover                                    28%            101%            70%             57%            35%
Number of deferred annuity contracts
    terminable by owners accumulation
    units outstanding at end of year           1,538,926       1,767,394      2,097,793       2,242,809      2,655,895

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

Allstate Assurance Company Separate Account B

December 31, 2001

NOTE A--INVESTMENTS AND ACCOUNTING POLICIES

Separate Account B is a segregated investment account of Allstate Assurance Company (formerly Provident National Assurance Company) and is registered under the Investment Company Act of 1940, as amended, as an open-end diversified management investment company. Certain administrative services of Separate Account B are provided by American General Corporation under a contract dated May 15, 1998. These services include processing of unit transactions and daily unit value calculations subsequent to December 1, 1998 as well as accounting and other services. On February 1, 2001 UnumProvident Corporation sold the Provident National Assurance Company corporate shell, including the Separate Account B assets and liabilities, to Allstate Life Insurance Company. This transaction had no impact on the contract owners of Separate Account B.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in those statements and accompanying notes. Actual results may differ from such estimates.

Common stocks are valued at published market quotations which represent the closing sales price for securities traded on a national stock exchange or the mean between the quoted bid and asked prices for those traded over-the-counter. Short-term investments are valued at cost plus accrued interest.

Realized and unrealized gains and losses are credited to or charged to contract owners' equity. The identified cost basis has been used in determining realized gains and losses on sales of investments. There were gross unrealized gains of $1,725,912 and gross unrealized losses of $689,150 at December 31, 2001. Security transactions are recorded on the day after the securities are purchased or sold. Dividends are taken into income on an accrual basis as of the ex-dividend date.

A summary of the cost of investments purchased and proceeds from investments sold for the three years ended December 31, 2001 is shown below.

                                                 Year Ended December 31
                                            2001           2000          1999
                                            ----           ----          ----
Cost of investments purchased            $ 1,612,904   $ 7,090,912   $19,725,034
    Less:  Short-term securities             803,723     7,002,941    17,082,494
                                         -----------   -----------   -----------
                                         $   809,181   $    87,971   $ 2,642,540
                                         ===========   ===========   ===========


Proceeds from investments sold           $ 3,879,430   $13,406,571   $26,374,430
    Less:  Short-term securities             803,723     7,002,941    17,091,400
                                         -----------   -----------   -----------
                                         $ 3,075,707   $ 6,403,630   $ 9,283,030
                                         ===========   ===========   ===========

The aggregate cost of investments for federal income tax purposes is the same as that presented in the Statements of Assets and Liabilities.

Allstate Assurance Company Separate Account B

December 31, 2001

NOTE B--FEDERAL INCOME TAXES

Operations of Separate Account B will form a part of the income tax return of Allstate Assurance Company, which is taxed as a "life insurance company" under the Internal Revenue Code.

Under current law, no federal income taxes are payable with respect to Separate Account B.

NOTE C--EXPENSES

Deductions are made by Allstate Assurance Company at the end of each valuation period for investment advisory services and for mortality and expense assurances, which on an annual basis are approximately .50% and .70%, respectively, of the net assets of Separate Account B.

                          ACCUMULATION UNIT VALUE TABLE

Allstate Assurance Company Separate Account B

End of Month         Accumulation Unit Value     End of Month         Accumulation Unit Value
------------         -----------------------     ------------         -----------------------
December 1968             1.036279               March 1996           7.309625
December 1969             1.080379               June                 7.593667
December 1970             1.030039               September            7.851947
December 1971             1.178612               December             8.435567
December 1972             1.403795               March 1997           8.468896
December 1973             1.126624               June                 10.238554
December 1974             0.863269               September            11.146167
December 1975             1.022844               December             11.384926
December 1976             1.156853               March 1998           12.975484
December 1977             1.064425               June                 13.465013
December 1978             1.094150               September            11.758633
December 1979             1.219189               December             15.192155
December 1980             1.555258               March 1999           15.889579
December 1981             1.473246               June                 17.218781
December 1982             1.812441               September            15.844714
December 1983             2.132092               December             19.180992
December 1984             2.029912               March 2000           19.749348
December 1985             2.480050               June                 19.048870
December 1986             2.743444               September            17.707495
December 1987             2.734169               December             16.659801
December 1988             3.087892               January 2001         17.528624
December 1989             3.812606               February             15.994558
December 1990             3.736441               March                14.835643
December 1991             5.036212               April                16.176362
December 1992             5.028547               May                  16.152483
December 1993             5.646864               June                 16.233254
March 1994                5.386379               July                 16.149969
June                      5.274454               August               14.981683
September                 5.475394               September            13.226137
December                  5.410722               October              13.459528
March 1995                5.656995               November             15.007134
June                      6.194660               December             15.297123
September                 6.505252
December                  6.908158

Initial contributions to Separate Account B were received on February 1, 1968, prior to which time the unit value was set at 1.000000

The above indicates the accumulation unit value on the last valuation day of each year from December 1968 through December 1993, on the last valuation day of each quarter from March 1994 through December 2000, and on the last valuation day of each month beginning January 2001. The results shown should not be considered as a representation of the results which may be realized in the future.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Allstate Assurance Company




                 [FINANCIAL STATEMENTS FOR THE COMPANY WILL BE
                       PROVIDED WHEN THEY ARE AVAILABLE]

                  ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B
                                     PART C
                                OTHER INFORMATION

Item 28(A).  Financial Statements and Exhibits

               INCLUDED IN PROSPECTUS

               Per unit income and capital changes and variable annuity unit values -- condensed financial information for the ten years ended December 31, 2000

               Allstate Assurance Company Separate Account B

               Report of Independent Auditors, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Variable Annuity Contract Owners' Equity, Schedule of Investments, Supplementary Information, Notes to Financial Statements

               INCLUDED IN STATEMENT OF ADDITIONAL INFORMATION

               Allstate Assurance Company

               Report of Independent Auditors, Statements of Financial Condition--Statutory Basis, Statements of Operations--Statutory Basis, Statements of Capital and Surplus--Statutory Basis, Statements of Cash Flows--Statutory Basis, Notes to Financial Statements--Statutory Basis

Item 28(B).  List of Exhibits:

             The following exhibits which are marked with an asterisk (*) are incorporated herein by reference (pursuant to Regulation Section
             230.447 and Section 270.8b-32 and in accordance with Rule 24 of the Commission's Rules of Practice) to the registration statement
             (Form S-5) filed by Registrant under the Securities Act of 1933 or specified amendments thereto.

               *   (1)   Resolutions of Board of Directors of the Company
                         creating Separate Account B as filed with the original registration statement

               *   (2)   Rules and Regulations of the Registrant (Post-
                         Effective Amendments Nos. 26 and 27, December 17,
                         1979, and April 3, 1980)

               *   (3)   Custodian Agreement with respect to securities of the
                         Registrant (Post Effective Amendment No. 23; April 3,
                         1978)

               *   (4.1) Investment Advisory Agreement (Post-Effective
                         Amendment No. 23; April 3, 1978)

               *   (4.2) Sub-Advisory Agreement (Post-Effective Amendment No.
                         49; May 3, 1999)

               *   (5)   Underwriting or distribution contract (Post-Effective
                         Amendment No. 23; April 3, 1978)

               *   (6)   Form of variable annuity contracts (Post-Effective
                         Amendment No. 26; December 17, 1979)

               *   (7)   Form of variable annuity application (filed with
                         variable annuity contracts - see Item 6 above)

               *   (8)   Certificate of Incorporation of the insurance company
                         (Post-Effective Amendment No. 37; April 30, 1987);
                         By-Laws, (Post Effective Amendment No. 41, April 30,
                         1991).

                   (9)   None

                   (10)  None

               *   (11)  Separate Account Administrative Services Agreement
                         (Post- Effective Amendment No. 49; May 3, 1999)

               *   (12)  Opinion of Counsel (filed with Registrant's original
                         Registration Statement)

                   (13)  (A) Consent of Independent Auditors
                         (B) Consent of Counsel

                   (14)  Financial statement not included in Item 27

                   (15)  None

                   (16)  None

Item 29.    DIRECTORS AND OFFICERS OF THE INSURANCE COMPANY

Allstate Assurance Company, formerly Provident National Assurance Company. Name change effective as of November 7, 2001.

       (1)                                           (2)                                         (3)
Name and Address                            Positions and Offices                       Positions and Offices
Principal Address                           with Insurance Company                      with Registrant
-----------------                           ----------------------                      ---------------
Margaret M. Dyer                            Director, Senior Vice President
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Marla G. Friedman                           Director, Senior Vice President
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

John C. Lounds                              Director, Senior Vice President
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

J. Kevin McCarthy                           Director, Senior Vice President
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Steven E. Shebik                            Director, Senior Vice President
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Michael J. Velotta                          Director, General Counsel
3100 Sanders Road, Suite J5B                and Secretary
Northbrook, Illinois, 60062

Thomas J. Wilson, II                        Director, Chairman of the Board
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

John R. Hunter                              President
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Karen C. Gardner                            Vice President-Tax
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Samuel H. Pilch                             Group Vice President and Controller
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Casey J. Sylla                              Chief Investment Officer
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

James P. Zils                               Treasurer
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Lisa A. Burnell                             Assistant Vice President and
3100 Sanders Road, Suite J5B                Compliance Officer
Northbrook, Illinois, 60062

Errol Cramer                                Assistant Vice President and
3100 Sanders Road, Suite J5B                Appointed Actuary
Northbrook, Illinois, 60062
Marian Goll                                 Assistant Vice President and
3100 Sanders Road, Suite J5B                Financial Operations Principal
Northbrook, Illinois, 60062

Susan L. Lees                               Assistant Secretary
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Kristine E. Leston                          Assistant Secretary
3100 Sanders Road, Suite J5B
Northbrook, Illinois, 60062

Bruce A. Teichner                           Assistant General Counsel and
3100 Sanders Road, Suite J5B                Assistant Secretary
Northbrook, Illinois, 60062

Barry S. Paul                               Assistant Treasurer

Date of Acquisition:       February 1, 2001
State of Domicile:         Illinois
Date of Incorporation:     originally incorporated in Iowa on June 28, 1967;
                           Became a Tennessee corporation effective September
                           29, 1978;
                           Redomesticated from Tennessee to Illinois effective
                           November 7, 2001.

ALFS, Inc.

       (1)                                           (2)                                         (3)
Name and Address                            Positions and Offices                       Positions and Offices
Principal Address                           with Insurance Company                      with Registrant
-----------------                           ----------------------                      ---------------
John R. Hunter                              President and Chief Executive
3100 Sanders Road, Suite J5B                Officer
Northbrook, Illinois 60062

Michael J. Velotta                          Secretary
3100 Sanders Road, Suite J5B
Northbrook, Illinois 60062

Thomas J. Wilson, II                        Director
3100 Sanders Road, Suite J5B
Northbrook, Illinois 60062

Marian Goll                                 Vice President, Treasurer and Financial
3100 Sanders Road, Suite J5B                Operations Principal
Northbrook, Illinois 60062

Brent H. Hamann                             Vice President
3100 Sanders Road, Suite J5B
Northbrook, Illinois 60062

Andrea J. Schur                             Vice President
3100 Sanders Road, Suite J5B
Northbrook, Illinois 60062

Lisa A. Burnell                        Assistant Vice President and Compliance
3100 Sanders Road, Suite J5B           Officer
Northbrook, Illinois 60062

Joanne M. Derrig                       Assistant General Counsel and Assistant
3100 Sanders Road, Suite J5B           Secretary
Northbrook, Illinois 60062

William F. Emmons                      Assistant Secretary
3100 Sanders Road, Suite J5B
Northbrook, Illinois 60062

Susan L. Lees                          Assistant Secretary
3100 Sanders Road, Suite J5B
Northbrook, Illinois 60062

Barry S. Paul                          Assistant Treasurer
3100 Sanders Road, Suite J5B
Northbrook, Illinois 60062

James P. Sils                          Assistant Treasurer


State of Incorporation: Delaware
Date of Incorporation:  March 25, 1988

Item 30.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
THE INSURANCE COMPANY OR THE REGISTRANT

OPERATING SUBSIDIARIES OF THE ALLSTATE CORPORATION

The Allstate Corporation (Delaware Holding Company)
------------------------
Allstate Insurance Company (Illinois)
Allstate International Insurance Holdings, Inc. (Delaware)
Allstate Non-Insurance Holdings, Inc. (Delaware)
Allstate Bank/1/
American Heritage Life Investment Corporation (Delaware)
Kennett Capital, Inc.(Delaware)
Willow Insurance Holdings Inc.(Delaware)

Allstate Enterprises, Inc.
--------------------------
         (Subsidiary of Allstate Non-Insurance Holdings, Inc.)
Allstate Motor Club, Inc. (Delaware)
Roadway Protection Auto Club, Inc. (Delaware)
Allstate Motor Club of Canada Inc. (Canada)

Allstate Holdings, LLC
----------------------
         (Subsidiary of Allstate Insurance Company)
Allstate Floridian Insurance Company (Illinois)
Allstate Floridian Indemnity Company (Illinois)

Allstate Insurance Company
--------------------------
         (Subsidiary of The Allstate Corporation)
Allstate Fire and Casualty Insurance Company (Illinois)/2/
Allstate Financial, LCC (Delaware)
Allstate Financial Corporation (Illinois)
Allstate Holdings, LLC (Delaware)/3/
Allstate Indemnity Company (Illinois)
Allstate Insurance Company of Canada (Canada)
Allstate International Inc. (Delaware)
Allstate Life Insurance Company (Illinois)
Allstate New Jersey Holdings, LLC (Delaware)/4/
Allstate North American Insurance Company (Illinois)
Allstate Property and Casualty Insurance Company (Illinois)
Allstate Texas Lloyd's, Inc. (Texas)
The Northbrook Corporation (Nebraska)
Ivantage Group, LLC (DE)

Allstate Insurance Company of Canada
------------------------------------
         (Subsidiary of Allstate Insurance Company)
Allstate Life Insurance Company of Canada (Canada)

Allstate International Insurance Holdings, Inc.
-----------------------------------------------
         (Subsidiary of The Allstate Corporation)
Allstate Reinsurance Ltd. (Bermuda)
Pafco Underwriting Managers Inc. (Ontario)
Pembridge America Inc. (Florida)


_____________________
/1/ A "stock savings association" organized under federal law.
/2/ Formerly Forestview Mortgage Insurance Co. (California)
/3/ Formerly Allstate Holdings, Inc. (Delaware)
/4/ Formerly Allstate New Jersey Holdings, Inc. (Delaware)

Allstate Life Insurance Company
-------------------------------
         (Subsidiary of Allstate Insurance Company)
AFDW, Inc. (Oregon)
Allstate Distributors, L.L.C. (Delaware)/5/
AFD, Inc. (Illinois)/6/
Allstate Financial Advisors, LLC (Delaware)

Allstate Financial Services, LLC (Delaware)/7/
ALFS, Inc. (Delaware)/8/
Allstate Life Insurance Company of New York (New York)
Allstate Assignment Company (Nebraska)
Allstate Settlement Corporation (Nebraska)
Charter National Life Insurance Company (Illinois)
Glenbrook Life and Annuity Company (Arizona)
Intramerica Life Insurance Company (New York)
Lincoln Benefit Life Company (Nebraska)
LSA Asset Management, LLC (Delaware)/9/
Northbrook Life Insurance Company (Arizona)
Allstate Assurance Company (Illinois)/10/
Surety Life Insurance Company (Nebraska)

Allstate Motor Club, Inc.
-------------------------
         (Subsidiary of Allstate Enterprises, Inc.)
Direct Marketing Center Inc. (Delaware)
Enterprises Services Corporation (Delaware)
Rescue Express, Inc. (Delaware)

Allstate New Jersey Holdings, LLC
---------------------------------
         (Subsidiary of Allstate Insurance Company)
Allstate New Jersey Insurance Company (Illinois)

Allstate Non-Insurance Holdings, Inc.
-------------------------------------
         (Subsidiary of The Allstate Corporation)
Allstate Enterprises, Inc. (Delaware)
Allstate Investment Management Company (Delaware)/11/
Allstate Investments, LLC (Delaware)
Ivory Holdings, LLC (Oklahoma)/12/
Northbrook Services, Inc. (Delaware)
Northbrook Technology of Northern Ireland, Limited (Northern Ireland) Sterling Collision Centers, Inc. (Delaware)
Tech-Cor, Inc. (Delaware)

American Heritage Life Insurance Company
(Subsidiary of American Heritage Life Investment Corporation)
Fidelity International Company, Ltd. (Bahamian corporation)
First Colonial Insurance Company  (Florida)
St. Johns Bluff Timber Company (Florida)
Columbia Universal Life Insurance Company (Texas)
Concord Heritage Life Insurance Company Inc. (New Hampshire)
Keystone State Life Insurance Company (Pennsylvania)


_____________________
/5/ Broker/Dealer {Allstate Life Insurance Company controls 50%.}
/6/ Broker/Dealer
/7/ Broker/Dealer
/8/ Broker/Dealer
/9/ A Registered Investment Advisor
/10/ A Registered Investment Advisor and a Broker/Dealer
/11/ A Registered Investment Advisor
/12/ 51%Ownership

American Heritage Life Investment Corporation
         (Subsidiary of The Allstate Corporation)
American Heritage Life Insurance Company (Florida)
American Heritage Service Company (Florida)
Colonial Reinsurance, Ltd. (British Virgin Islands)
E.R.J Insurance Group, Inc. (Florida)
Florida Associated Services, Inc. (Florida)

Encompass Holdings, LLC
-----------------------
         (Subsidiary of Northbrook Indemnity Company)
Encompass Insurance Company (Illinois)

Fidelity International Company, Limited
---------------------------------------
         (Subsidiary of American Heritage Life Insurance Company)
Fidelity International Insurance Company, Limited (Bahamian corporation)

Ivantage Group,LLC
------------------
         (Subsidiary of Allstate Insurance Company)
Ivantage Select Agency, Inc. (Illinois)
Northbrook Indemnity Company (Illinois)

Keystone State Life Insurance Company (PA)
------------------------------------------
         (Subsidiary of American Heritage Life Insurance Company)
KSL Marketing Inc. (Pennsylvania)

Northbrook Indemnity Company
         (Subsidiary of Ivantage Group, LLC)
Deerbrook Insurance Company (Illinois)
Encompass Indemnity Company (Florida)
Willow Lake Holdings, LLC (Delaware)
Encompass Holdings, LLC (Delaware)

Pafco Underwriting Managers Inc.
--------------------------------
         (Subsidiary of Allstate International Insurance Holdings, Inc.) Pembridge Insurance Company (Ontario)/13/

Sterling Collision Centers
--------------------------
         (Subsidiary of Allstate Non-Insurance Holdings, Inc.)
Bob Thompson Enterprises, Inc. (Pennsylvania)
Pacific Painters, Inc. (Texas)
Champions Pride Electronics and Trim, Inc., d/b/a Champion's
                  Pride Collision (Texas)
JSI Collision Centers, Inc., formerly Johnny's Service, Inc.
         (Ohio)
Westborn Collision, Inc. (Michigan)

OTHER POSSIBLY SIGNIFICANT COMPANIES

Allstate County Mutual Insurance Company (Texas)
         A mutual company owned by policy holders. Officers and employees of Allstate Insurance Company serve as directors and officers of Allstate County Mutual Insurance Company

Allstate Texas Lloyd's (Texas)
         An insurance syndicate organized under the laws of Texas. Allstate Texas Lloyd's, Inc. (a direct wholly-owned subsidiary of Allstate Insurance Company) is the attorney-in-fact for this syndicate.

Saison Automobile and Fire Insurance Company, Ltd. (Japan)
         3.46% owned by Allstate International Inc.

____________________________
/13/ Pafco Underwriting Managers Inc. owns all of the common stock except for director's qualifying shares.

Allstate Life Funding, LLC (Cayman Islands,May 21, 1999) Formed as a special purpose vehicle solely for the purpose of issuing certain debt instruments to institutional investors in Europe. The proceeds of such issuance's are deposited with Allstate Life Insurance Company (ALIC) under the terms of several funding agreements. Neither The Allstate Corporation nor its subsidiaries are shareholders. Established as part of ALIC's funding agreement backed EMTN program (European medium term note program) to access longer dated fixed maturity contracts in Europe.

Allstate Financing II (Delaware)
Business trusts that were used to issue trust preferred securities.

Separate financial statements filed for Separate Account and Allstate Assurance Company.

Financials for all other entities not required to be filed with this form.

Item 31.  Number of Contract Owners (As of 12/31/01) Separate Account B -346

Item 32.  Indemnification

Indemnification Agreement is included as part of Exhibit 1 under Item 28(b).

Item 33.  Business and Other Connections of Investment Advisor

             The Investment Advisor is a life insurance company licensed to do business in all 50 states and the District of Columbia. Currently, it provides services to variable contract separate accounts. For information concerning profession, location and employment of officers and directors, see Item 29 above. The Investment Advisor and principal underwriters share some officer and director commonality.

Item 34.  Principal Underwriters

                (a) The names and principal occupations of the principal executive officers and directors of the Principal Underwriter are set forth in Item 29 above.

                (b) The following presents information concerning commissions and other compensation received by the Principal Underwriter directly or indirectly from the Registrant during the Registrant's last fiscal year. Note: the Registrant ceased making a public offering of its variable annuity contracts on February 1, 1984.

                (c)    Not applicable - total payments were less than $2,000.

Item 35.  Location of Account and Records

             Each account book or other document required to be maintained by
             Section 31(a) of the Investment Company Act of 1940 and the rules (17 CAFI 270.31A-1 to 31A-3) promulgated thereunder are held by Liz Barton, American General Corporation, 205 East 10th Street, Amarillo, Texas 79101, and Eric Alexander, American General Corporation, 205 East 10th Street, Amarillo, Texas 79101.

Item 36.  Management Services

             None

Item 37.  Undertakings

             The Registrant hereby undertakes to file a post-effective amendment to this registration statement as frequently as is necessary to ensure that the audited financial statements in the registration statement are never more than 16 months old for so long as payments under the variable annuity contracts may be accepted.

             The Registrant hereby represents that any contract offered by the prospectus and which is issued pursuant to Section 403(b) of the Internal Revenue Code ("Code") of 1986, as amended, is issued by the Registrant in reliance upon, and in compliance with, the Securities and Exchange Commission's industry-wide no-action letter to the American Council of Life Insurance (publicly available November 28, 1988) which permits withdrawal restrictions to the extent necessary to comply with Code Section 403(b)(11).

                                   SIGNATURES

As required by the Investment Company Act of 1940, the Registrant certifies that it meets the requirements of Securities Act Rule 485(b) for effectiveness of this Registration Statement and has caused this Registration Statement to be signed on its behalf, in the City of Northbrook, and State of Illinois, on the 30 day of April, 2002.

                               ALLSTATE ASSURANCE
                           COMPANY SEPARATE ACCOUNT B

                                           By /s/ David G. Fussell
                                           -----------------------
                                                Chairman, Board of Managers

                               ALLSTATE ASSURANCE
                                     COMPANY

                                           By /s/ John R. Hunter
                                           ---------------------
                                                President

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook and State of Illinois, on the 30 day of April, 2002.

                                            ALLSTATE ASSURANCE COMPANY

                                               By /s/ John R. Hunter
                                               ---------------------
                                                    John R. Hunter
                                                    President

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2002, with respect to the financial statements and financial statement schedules of Allstate Assurance Company Separate Account B in this Amendment No. 26 under the Investment Company Act of 1940 to the Registration Statement and in the Disclosure Statement.

                                              ERNST & YOUNG LLP

Chattanooga, Tennessee
May 1, 2002